As filed with the Securities and Exchange Commission on August 26, 2004

                                                     Registration No. 333-117743
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                  PRE-EFFECTIVE
                             AMENDMENT NO. 1 TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------



   DIME COMMUNITY BANCSHARES, INC.             DIME COMMUNITY CAPITAL TRUST I
      (Exact name of Registrant                 (Exact name of Co-Registrant
    as specified in its charter)                as specified in its charter)

              DELAWARE                                    DELAWARE
   (State or other jurisdiction of             (State or other jurisdiction of
    incorporation or organization)              incorporation or organization)

                6035                                        6719
    (Primary Standard Industrial                (Primary Standard Industrial
     Classification Code Number)                 Classification Code Number)
             11-3297463                                  51-6555113
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                              209 HAVEMEYER STREET
                            BROOKLYN, NEW YORK 11211
                                 (718) 782-6200
               (Address, including zip code, and telephone number,
            including area code, of Registrant's and Co-Registrant's
                          principal executive offices)

               VINCENT F. PALAGIANO                                          KENNETH J. MAHON
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER          EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
         DIME COMMUNITY BANCSHARES, INC.                             DIME COMMUNITY BANCSHARES, INC.
               209 HAVEMEYER STREET                                        209 HAVEMEYER STREET
             BROOKLYN, NEW YORK 11211                                    BROOKLYN, NEW YORK 11211
                  (718) 782-6200                                              (718) 782-6200

     (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   COPIES TO:
                             ROBERT C. AZAROW, ESQ.
                            OMER S. J. WILLIAMS, ESQ.
                           THACHER PROFFITT & WOOD LLP
                           TWO WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10281
                                 (212) 912-7400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                      ------------------------------------


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                      PROPOSED
                                                                                       PROPOSED       MAXIMUM
                                                                        AMOUNT         MAXIMUM       AGGREGATE
                                                                        TO BE       OFFERING PRICE    OFFERING        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED                    REGISTERED     PER UNIT (1)     PRICE (1)    REGISTRATION FEE

Exchange of Capital Securities of Dime Community Capital Trust I.....   70,000          $1,000       $70,000,000       $8,869
Exchange of Debt Securities of Dime Community Bancshares, Inc (2)...
Dime Community Bancshares, Inc Exchange Guarantee with respect to
Exchange Capital Securities (2).....................................



                                                                     -1-



             Total(3)...............................................    70,000          $1,000       $70,000,000(4)    $8,869(5)
====================================================================================================================================

(1)  Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Exchange Debt Securities of Dime Community Bancshares, Inc. distributed upon any liquidation of Dime Community Capital Trust I, and no separate consideration will be received for the Dime Community Bancshares, Inc. Exchange Guarantee.
(3) This Registration Statement is deemed to cover rights of holders of Exchange Debt Securities under the Indenture, the rights of holders of Exchange Capital Securities of Dime Community Capital Trust I under the Second Amended and Restated Declaration of Trust, the rights of holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings in this Registration Statement.
(4) Such amount represents the liquidation amount of the Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Debt Securities that may be distributed to holders of such Exchange Capital Securities upon any liquidation of Dime Community Capital Trust I.
(5) $8,869 was previously paid by Dime Community Bancshares, Inc. on July 29, 2004.


                      ------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS



                         DIME COMMUNITY CAPITAL TRUST I

             OFFER TO EXCHANGE ITS 7.0% CAPITAL SECURITIES, SERIES B
            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
      FOR ANY AND ALL OF ITS OUTSTANDING 7.0% CAPITAL SECURITIES, SERIES A
            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED
                             IN THIS PROSPECTUS, BY

                    [LOGO OF DIME COMMUNITY BANCSHARES, INC.]


             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       5:00 P.M., NEW YORK CITY TIME ON OCTOBER 11, 2004, UNLESS EXTENDED.

         Dime Community Capital Trust I, referred to as the Trust, is offering and selling upon the terms and subject to the conditions described in this prospectus, as amended and supplemented from time to time, and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to and including $70,000,000 aggregate liquidation amount of its 7.0% capital securities, Series B, referred to as the exchange capital securities, which have been registered under the Securities Act of 1933, as amended, by a registration statement of which this prospectus is a part, for a like amount of its outstanding 7.0% capital securities, Series A, referred to as the original capital securities, of which $70,000,000 aggregate liquidation amount are issued and outstanding.

         This prospectus and the letter of transmittal are first being mailed to all holders of the original capital securities, on or about September 9, 2004.

         YOU SHOULD READ "RISK FACTORS" BEGINNING ON PAGE 16 TO READ ABOUT THE RISKS THAT YOU SHOULD CONSIDER IN DECIDING WHETHER TO TENDER THE ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

         THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION, REFERRED TO AS THE SEC, NOR ANY STATE SECURITIES COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.










              THE DATE OF THIS PROSPECTUS IS        , 2004.

                              AVAILABLE INFORMATION

         Dime Community Bancshares, Inc. files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. You may read and copy this information at prescribed rates at the following location of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                             Room 1024
                             Washington, D.C. 20549

         You can also obtain additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is HTTP://WWW.SEC.GOV.

         The common stock of Dime Community is traded on The Nasdaq National Market and quoted under the symbol DCOM. You can also inspect information about Dime Community by visiting The Nasdaq National Market web site
(HTTP://WWW.NASDAQ.COM). Our web site is HTTP://WWW.DSBWDIRECT.COM. Information contained in our web site does not constitute part of this prospectus.

         NO SEPARATE FINANCIAL STATEMENTS OF THE TRUST HAVE BEEN INCLUDED IN THIS PROSPECTUS AND NO SEPARATE FINANCIAL STATEMENTS WILL BE PREPARED IN THE FUTURE. WE DO NOT CONSIDER THAT SUCH FINANCIAL STATEMENTS WOULD BE MATERIAL TO HOLDERS OF THE EXCHANGE CAPITAL SECURITIES OFFERED BY THIS PROSPECTUS BECAUSE THE TRUST IS A NEWLY-FORMED SPECIAL PURPOSE ENTITY, HAS NO OPERATING HISTORY OR INDEPENDENT OPERATIONS, IS NOT ENGAGED IN AND DOES NOT PROPOSE TO ENGAGE IN ANY ACTIVITY OTHER THAN HOLDING AS TRUST ASSETS OUR EXCHANGE DEBT SECURITIES, ISSUING THE EXCHANGE CAPITAL SECURITIES TO INVESTORS AND COMMON SECURITIES TO DIME COMMUNITY AND ENGAGING IN INCIDENTAL ACTIVITIES. THE OBLIGATIONS OF THE TRUST TO MAKE PAYMENTS UNDER THE EXCHANGE CAPITAL SECURITIES ARE FULLY AND UNCONDITIONALLY GUARANTEED BY DIME COMMUNITY AS AND TO THE EXTENT SET FORTH UNDER "DESCRIPTION OF EXCHANGE GUARANTEE." TAKEN TOGETHER, DIME COMMUNITY'S OBLIGATIONS UNDER THE EXCHANGE DEBT SECURITIES, THE INDENTURE, THE TRUST AGREEMENT AND THE EXCHANGE GUARANTEE WILL PROVIDE, ON A SUBORDINATED BASIS, A FULL, IRREVOCABLE AND UNCONDITIONAL GUARANTEE OF THE TRUST'S PAYMENTS OF DISTRIBUTIONS AND OTHER AMOUNTS DUE ON THE EXCHANGE CAPITAL SECURITIES. DIME COMMUNITY DOES NOT EXPECT THAT THE TRUST WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION UNDER THE EXCHANGE ACT WITH THE SEC.

         This prospectus constitutes a part of a registration statement on Form S-4 filed by us and the Trust with the SEC under the Securities Act of 1933, as amended, also referred to as the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and reference is made to the registration statement and to the exhibits relating to such registration statement for further information with respect to Dime Community and the exchange capital securities. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are incorporating information into this prospectus by reference, which means that we are disclosing important information to you by referring you to documents filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except as discussed below. The following documents that we have filed with the SEC are incorporated into this prospectus by reference:

         o DIME COMMUNITY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003;

         o DIME COMMUNITY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004;

         o DIME COMMUNITY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004;

         o        DIME COMMUNITY'S CURRENT REPORT ON FORM 8-K DATED JUNE 9,
                  2004; AND

         o        DIME COMMUNITY'S CURRENT REPORT ON FORM 8-K DATED JULY 23,
                  2004.

In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the exchange capital securities offered by this prospectus from the date of filing of such document. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 of Form 8-K), as well as proxy statements. However, any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

         You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC's Internet world wide web site at the address specified above. Documents incorporated by reference in this prospectus are available without charge, excluding any exhibits to those documents, by writing or telephoning us at:

                         Dime Community Bancshares, Inc.
                         209 Havemeyer Street
                         Brooklyn, NY 11211
                         Attention: Investor Relations
                         (718) 782-6200

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained or incorporated by reference in this prospectus. If anyone does give you any additional or different information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the exchange capital securities are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained or incorporated by reference in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD LOOKING STATEMENTS

         This prospectus, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

         The forward-looking statements contained in this prospectus are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

         o the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

         o there may be increases in competitive pressure among financial institutions or from non-financial institutions;

         o changes in the interest rate environment may reduce net interest margins;

         o changes in deposit flows, loan demand or real estate values may adversely affect our business;

         o changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

         o general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

         o legislation or regulatory changes may adversely affect our business;

         o technological changes may be more difficult or expensive than we anticipate;

         o success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or

         o litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

         The forward-looking statements are made as of the date of this prospectus, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. The statements in the "Risk Factors" section of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. You should consider these risks and uncertainties in evaluating the forward-looking statements and you should not place undue reliance on these statements.

                                     SUMMARY

         The following information is a summary of the significant terms of the offering of exchange capital securities made by this prospectus. You should carefully read this prospectus to understand fully the terms of the exchange capital securities, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your original capital securities for the exchange capital securities. You should pay special attention to the "Risk Factors" section beginning on page 16 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you.

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Dime Community," "we," "us," "our" or similar references mean Dime Community Bancshares, Inc. and references to "Dime of Williamsburgh" or "Bank" means The Dime Savings Bank of Williamsburgh.

                         DIME COMMUNITY BANCSHARES, INC.

         Dime Community Bancshares, Inc., is a Delaware corporation and is the unitary savings and loan association holding company for The Dime Savings Bank of Williamsburgh, a federally chartered stock savings bank. At June 30, 2004, on a consolidated basis, we had total assets of $3.47 billion, deposits of $2.34 billion and total stockholders' equity of $269.5 million.

         The Bank's principal business has been, and continues to be, gathering deposits from customers primarily within its market area, and investing those deposits primarily in multi-family residential mortgage loans, commercial real estate loans, one- to four-family residential mortgage loans, construction loans, consumer loans, mortgage-backed securities, referred to as MBS, obligations of the U.S. Government and Government Sponsored Entities, and corporate debt and equity securities. The Bank's revenues are derived principally from interest on its loan and securities portfolios. The Bank's primary sources of funds are: deposits; loan amortization, prepayments and maturities; MBS amortization, prepayments and maturities; investment securities maturities; advances from the Federal Home Loan Bank of New York; securities sold under agreement to repurchase borrowings; and the sale of real estate loans to the secondary market.

         The Bank's primary strategy is to increase its household and deposit market shares in the communities that it serves, either through direct marketing, acquisitions or purchases of deposits. The Bank also seeks to increase its product and service utilization for each individual depositor. In addition, the Bank's primary strategy includes the origination of, and investment in, mortgage loans with an emphasis on multi-family residential loans. Multi-family residential lending is a significant business of the Bank, reflecting the fact that much of the housing in its primary lending area is multi-family housing. The Bank also strives to provide a stable source of liquidity and earnings through the purchase of investment grade securities; seeks to maintain the asset quality of its loans and other investments; and uses appropriate portfolio and asset/liability management techniques in an effort to manage the effects of interest rate volatility on its profitability and capital.

         Management of the Bank believes that multi-family residential loans provide advantages as investment assets. Initially, they offer a higher yield than one-to four-family loans or investment securities of comparable maturities or terms to repricing. Origination and processing costs for the Bank's multi-family residential and commercial real estate loans are lower per thousand dollars of originations than comparable one- to four-family loan costs. In addition, the Bank's market area generally has provided a stable flow of new and refinanced multi-family residential loan originations. In order to address the higher credit risk associated with multi-family residential lending, the Bank has developed underwriting standards that it believes are reliable in order to maintain consistent credit quality for its new loans. For further information regarding our operating strategies, you should read the sections titled "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated into this prospectus by reference.

         As a publicly-held unitary savings and loan holding company, Dime Community is required to file certain reports with, and otherwise comply with the rules and regulations of, the SEC under the federal securities laws and of the Office of Thrift Supervision, referred to as the OTS. Dime of Williamsburgh is subject to extensive regulation, examination, and supervision by the OTS, as its chartering agency, and the Federal Deposit Insurance Corporation, referred to as the FDIC, as its deposit insurer.

         Dime Community's principal executive offices are located at Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, and its telephone number is (718) 782-6200.

         Additional information about Dime Community and its subsidiaries is included in documents incorporated by reference in this prospectus. You should refer to "Available Information."

                         DIME COMMUNITY CAPITAL TRUST I

         Dime Community Capital Trust I is a statutory trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the institutional trustee, the Delaware trustee and three individual administrators who are officers of Dime Community. The Trust exists for the exclusive purposes of:

         o issuing and selling the original capital securities and the exchange capital securities, collectively referred to as the capital securities;

         o using the proceeds from the sale of the capital securities and the common securities to acquire fixed rate junior subordinated deferrable interest debt securities, referred to as the junior subordinated debt securities, issued by Dime Community; and

         o engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated debt securities are the sole assets of the Trust, and payments under the junior subordinated debt securities are the sole revenues of the Trust.

         All of the common securities of the Trust are owned by Dime Community.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER...............   Up to and including $70,000,000 aggregate
                                    liquidation amount of exchange capital
                                    securities are being offered in exchange for a like aggregate liquidation amount of original capital securities. Original capital securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 original capital securities) or any integral multiple of $1,000 (one original capital security) in excess of $100,000. Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus our $70,000,000 aggregate principal amount of junior subordinated debt securities, Series A, also referred to as the original junior subordinated debt securities, for a like aggregate principal amount of our junior subordinated debt securities, Series B, also referred to as the exchange debt securities. We refer to the original junior subordinated debt securities and the exchange debt securities collectively as the junior subordinated debt securities.

                                    Together with the Trust, we are making the exchange offer in order to satisfy our respective obligations under the registration rights agreement relating to the original capital securities. For a description of the procedures for tendering original capital securities, please read "The Exchange Offer--Procedures for Tendering Original Capital Securities."

EXPIRATION DATE..................   5:00 p.m., New York City time, on October
                                    11, 2004 unless the exchange offer is
                                    extended by us and the Trust, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

CONDITIONS TO THE                   The exchange offer is subject to certain
EXCHANGE OFFER...................   conditions, which may be waived by us and
                                    the Trust in our sole discretion. The
                                    exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered.

TERMS OF THE EXCHANGE OFFER......   We and the Trust reserve the right in our
                                    sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the original capital securities, (ii) to terminate the exchange offer if certain specified conditions have not been satisfied, (iii) to extend the expiration date of the exchange offer and retain all original capital securities tendered as a result of the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities or (iv) to waive any condition or otherwise amend the terms of the exchange offer in any respect.

WITHDRAWAL RIGHTS................   Tenders of original capital securities may
                                    be withdrawn at any time on or prior to the expiration date by delivering a written notice of such withdrawal to the exchange agent in conformity with certain procedures as set forth under "The Exchange
                                    Offer--Withdrawal Rights."

PROCEDURES FOR TENDERING            Certain brokers, dealers, commercial banks,
ORIGINAL CAPITAL SECURITIES......   trust companies and other nominees who hold
                                    original capital securities through The
                                    Depository Trust Company, or DTC, must
                                    effect tenders by book entry transfer
                                    through DTC's Automated Tender Offer
                                    Program, or ATOP. Beneficial owners of
                                    original capital securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person or entity promptly if they wish to tender original capital securities under the exchange offer.
                                    Tendering holders of original capital
                                    securities that do not use ATOP must
                                    complete and sign a letter of transmittal in accordance with the instructions contained in such letter and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the certificates of the original capital securities to be tendered or in compliance with the specified procedures for guaranteed delivery of original capital securities.
                                    Tendering holders of original capital
                                    securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal. Letters of transmittal and certificates representing original capital securities should not be sent to us or the Trust. Such documents should only be sent to the exchange agent.

RESALES OF EXCHANGE CAPITAL         We and the Trust are making the exchange
SECURITIES.......................   offer in reliance on the position of the
                                    staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust has sought our own interpretive letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the SEC, and subject to the two immediately following sentences, we and the Trust believe that the exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder of such exchange capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the
                                    Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing the exchange capital securities, or any broker-dealer who purchased the original capital securities from the Trust to resell pursuant to Rule
                                    144A or any other available exemption under the Securities Act:

                                        o  will not be able to rely on the
                                           interpretations of the staff of the
                                           SEC set forth in the above mentioned
                                           interpretive letters;

                                        o  will not be permitted or entitled to
                                           tender such original capital
                                           securities in the exchange offer; and

                                        o  must comply with the registration and
                                           prospectus delivery requirements of
                                           the Securities Act in connection with
                                           any sale or other transfer of such
                                           original capital securities unless
                                           such sale is made in
                                           reliance on an exemption from such
                                           requirements.

                                    In addition, as described in this
                                    prospectus, if any broker-dealer holds
                                    original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

                                    Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:


                                        o  it is not an affiliate of us or the
                                           Trust;

                                        o  any exchange capital securities to be
                                           received by it are being acquired in
                                           the ordinary course of its business;

                                        o  it has no arrangement or
                                           understanding with any person to
                                           participate in a distribution, within
                                           the meaning of the Securities Act, of
                                           such exchange capital securities; and

                                        o  if such holder is not a
                                           broker-dealer, such holder is not
                                           engaged in, and does not intend to
                                           engage in, a distribution, within the
                                           meaning of the Securities Act of such
                                           exchange capital securities.

                                    Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such exchange capital securities. You should read "Plan of Distribution."

                                    The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the SEC in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities that represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement and to the limitations described in this prospectus under "The Exchange Offer--Resales of Exchange Capital Securities," we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

EXCHANGE AGENT...................   The exchange agent with respect to the
                                    exchange offer is the institutional trustee of the Trust, Wilmington Trust Company. The address, telephone and facsimile numbers of the exchange agent are set forth in this prospectus under "The Exchange
                                    Offer--Exchange Agent" and in the letter of transmittal.

USE OF PROCEEDS..................   Neither we nor the Trust will receive any
                                    cash proceeds from the issuance of the
                                    exchange capital securities.

CERTAIN FEDERAL INCOME              The exchange of original capital securities
TAX CONSIDERATIONS...............   for exchange capital securities will not be
                                    a taxable exchange for federal income tax purposes and you should not recognize any taxable gain or loss or any interest income as a result of such exchange.

ERISA CONSIDERATIONS.............   You should review the information set forth
                                    in this prospectus under "ERISA
                                    Considerations" prior to tendering original capital securities in the exchange offer.

                         THE EXCHANGE CAPITAL SECURITIES

SECURITIES OFFERED...............   Up to $70,000,000 aggregate liquidation
                                    amount of exchange capital securities,
                                    liquidation amount $1,000 per exchange
                                    capital security, will have been registered under the Securities Act. The exchange capital securities will be issued under the second amended and restated declaration of trust, dated as of July 29, 2004, relating to the Trust by and among us, as Sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as
                                    Delaware trustee, and the administrators, also referred to as the trust agreement. The exchange capital securities and any original capital securities that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken certain actions or exercised certain rights under the trust agreement. The terms of the exchange capital securities are identical in all material respects to the terms of the original capital securities, except that the exchange capital securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the original capital securities and will not provide for any increase in the distribution rate.

DISTRIBUTIONS....................   You will be entitled to receive cumulative
                                    cash distributions at the annual rate of 7.0% of the liquidation amount of $1,000 per exchange capital security. Distributions will accumulate from the date the Trust issued the original capital securities and will be paid quarterly in arrears on January
                                    15th, April 15th, July 15th and October 15th of each year, beginning on July 15, 2004.
                                    The record dates will be the 15th calendar day immediately preceding any payment date.
                                    Because the exchange offer will be
                                    consummated after June 30, 2004, which is the record date for the July 15, 2004 payment date, distributions were paid on the original capital securities accumulated from and after March 19, 2004 through July 14,
                                    2004, and distributions will be paid on the exchange capital securities from and after July 15, 2004. The first interest payment date for the exchange debt securities will be October 15, 2004. The amount of each distribution with respect to the exchange capital securities will include amounts accrued to, but excluding, the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

EXTENSION PERIODS................   So long as no event of default relating to
                                    the exchange debt securities has occurred and is continuing, we have the right, at one or more times, to defer interest payments on the exchange debt securities for up to 20 consecutive quarterly periods. All such extensions will end on an interest payment date and will not extend beyond April 14, 2034, the stated maturity date of the exchange debt securities, any optional redemption date or special event redemption date. During an extension period, we are restricted, among other matters, from paying dividends or making distributions on our capital stock or redeeming, repurchasing or acquiring or making liquidation payments with respect to our capital stock, except in limited circumstances.

                                    If we defer interest payments on the
                                    exchange debt securities, the Trust will also defer quarterly distributions on the exchange capital securities during the extension period. During this extension period, the exchange debt securities will continue to accrue interest and the capital securities will continue to accumulate distributions. During any extension period, distributions will continue to accrue on the capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution date. If the Trust defers distributions, you will still be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer.

RANKING..........................   Our obligations under the exchange debt
                                    securities are unsecured and subordinated to payment of our senior debt, to the extent and in the manner set forth in the indenture governing the exchange debt securities, referred to as the indenture, and will be effectively subordinated to all of the existing and future liabilities and preferred equity of our subsidiaries, including Dime of Williamsburgh's deposit liabilities. At June 30, 2004, we had $25 million of senior debt outstanding, consisting entirely of our subordinated notes payable, and our subsidiaries had $3.20 billion of total liabilities and preferred equity outstanding.

EXCHANGE GUARANTEE...............   We are offering to exchange our guarantee,
                                    also referred to as the exchange guarantee, of payments of cash distributions and payments in liquidation of the Trust or redemption of the exchange capital securities for the existing guarantee, also referred to as the original guarantee, in respect of the original capital securities.
                                    We refer to the original guarantee and the exchange guarantee collectively as the guarantees. Under the trust agreement creating the Trust, our exchange debt securities and related indenture and our exchange guarantee, we will, on a subordinated basis, fully, irrevocably and unconditionally guarantee:

                                        o  payment of distributions on the
                                           exchange capital securities;

                                        o  payments on liquidation of the Trust;
                                           and

                                        o  payments on maturity or earlier
                                           redemption of the exchange capital
                                           securities.

                                    If we do not make a payment on the exchange debt securities, the Trust will not have sufficient funds to make the related payment on the exchange capital securities. Our exchange guarantee does not assure the payment of distributions or other amounts when the Trust does not have sufficient funds to make that payment. Our obligations under the exchange guarantee are unsecured and junior in right to all present and future senior debt and will be effectively subordinated to all of the existing and future liabilities and preferred equity of our subsidiaries, including Dime of Williamsburgh's deposit liabilities.

                                    Taken together, our obligations under the exchange guarantee, the exchange debt securities, the indenture and the second amended and restated declaration of trust, referred to as the trust agreement, will provide, on a subordinated basis, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities.

DISTRIBUTION OF EXCHANGE            At any time, we will have the right to
DEBT SECURITIES..................   liquidate the Trust and cause the exchange
                                    debt securities to be distributed to holders of exchange capital securities and common securities in liquidation of the Trust, subject to receipt of any required regulatory approval and an opinion of counsel that such liquidation and distribution will not result in a taxable event to holders. The exchange debt securities will have terms and conditions identical to the exchange capital securities. If we elect to liquidate the Trust and thereby cause the exchange debt securities to be distributed to holders of the exchange capital securities we will, for instance, have the same rights, subject to the receipt of any required regulatory approval, to redeem such exchange debt securities as if the exchange debt securities were held by the Trust.

                                    In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust in which the exchange debt securities are not distributed to holders, then the holders of the exchange capital securities will be entitled to receive, for each exchange capital security after satisfaction of creditors of the Trust, a liquidation amount of $1,000 plus accumulated and unpaid distributions thereon to, but excluding, the date of payment. The Trust will be able to make this distribution in cash only if the exchange debt securities are redeemed by us.

MATURITY AND REDEMPTION..........   The exchange debt securities will mature on
                                    April 14, 2034, unless redeemed prior to such date if certain conditions are met. The
                                    Trust will redeem the exchange capital
                                    securities when we pay the exchange debt securities at maturity or upon any earlier redemption of the exchange debt securities.

                                    We may redeem all or part of the exchange debt securities at any time on or after April 15, 2009. In addition, we may redeem the exchange debt securities at our option, in whole but not in part, prior to April 15, 2009 if:

                                        o  certain tax events occur;

                                        o  there is a change in the manner in
                                           which the exchange capital securities
                                           would be treated for regulatory
                                           capital purposes; or

                                        o  there is a change in the Investment
                                           Company Act of 1940, referred to as
                                           the Investment Company Act, that
                                           requires the Trust to register under
                                           that law.

                                    We may have to obtain regulatory approvals, including the approval of the OTS, before we redeem any exchange debt securities prior to maturity.

                                    If we redeem the exchange debt securities on or after April 15, 2009, you will receive the liquidation amount of $1,000 per exchange capital security plus any accrued and unpaid distributions, including additional distributions accrued during an extension period and not paid to the date of redemption. If such redemption occurs prior to April 15, 2009, you will be entitled to a redemption price calculated as a premium. For more information, please refer to "Description of Exchange Debt Securities -- Special Event Redemption."

TRANSFER RESTRICTION.............   The exchange capital securities will be
                                    issued, and may be transferred, only in
                                    blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities). Any such transfer of exchange capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ABSENCE OF MARKET FOR THE           The exchange capital securities will be a
EXCHANGE CAPITAL SECURITIES......   new issue of securities for which currently
                                    there is no market. Although the initial purchaser intends to make a market in the exchange capital securities in a manner permitted under applicable securities laws, the initial purchaser is not obligated to do so and any such market making may be discontinued at any time without notice.
                                    Accordingly, there can be no assurance as to the development, maintenance or liquidity of any trading market for the exchange capital securities. We do not intend to seek a listing of the exchange capital securities on any national securities exchange or on The Nasdaq Stock Market. The exchange capital securities are expected to be eligible for quotation on the Private
                                    Offering, Resales and Trading through
                                    Automated Linkages (PORTAL) System of the
                                    National Association of Securities Dealers,
                                    Inc. For more information, you should read
                                    "Plan of Distribution."

RATINGS..........................   Neither the original capital securities nor
                                    the exchange capital securities have been rated by a rating agency.

ERISA CONSIDERATIONS.............   For a discussion of certain prohibited
                                    transactions and fiduciary duty issues
                                    pertaining to purchases by or on behalf of an employee benefit plan, you should read
                                    "ERISA Considerations."

VOTING RIGHTS....................   As a holder of the exchange capital
                                    securities, you will have no voting rights, except in limited circumstances. You should read "Description of Exchange Capital
                                    Securities Voting Rights; Amendment of the
                                    Trust Agreement" for more information.

RISK FACTORS.....................   For a discussion of considerations relevant
                                    to an investment in the exchange capital securities or the exchange of original capital securities for exchange capital securities which should be carefully considered by you, you should read Risk
                                    Factors.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The selected consolidated financial and other data presented below are derived in part from, and should be read in conjunction with, our consolidated financial statements, related notes and other financial information incorporated into this prospectus by reference. On July 18, 2002, our Board of Directors approved a change in our fiscal year end from June 30 to December 31. In order to further assist in the interpretive reading of the data below, we have added information related to the unaudited twelve month period ended December 31, 2002 and the unaudited six month period ended December 31, 2001. You should refer to "Available Information."


                                  AT OR FOR
                      AT OR FOR      THE
                         THE       TWELVE     AT OR FOR
                         SIX       MONTHS        THE
                       MONTHS       ENDED       TWELVE           AT OR FOR
                        ENDED     DECEMBER   MONTHS ENDED      THE SIX MONTHS
                      JUNE 30,       31,     DECEMBER 31,     ENDED DECEMBER 31,        AT OR FOR THE TWELVE MONTHS ENDED JUNE 30,
                      --------------------------------------------------------------------------------------------------------------
                        2004        2003         2002         2002         2001         2002        2001        2000       1999(10)
                      --------------------------------------------------------------------------------------------------------------
                                                                   Dollars in Thousands
FINANCIAL CONDITION
 DATA:
Total assets........  $3,469,498  $2,971,661   $2,946,374  $2,946,374   $2,779,882  $2,810,132   $2,721,744  $2,502,139  $2,247,615
Loans, net (1).......  2,411,756   2,177,622    2,154,619   2,154,619    2,040,070   2,104,884    1,944,902   1,706,515   1,368,260

Mortgage-backed          711,114     462,737      362,952     362,952      364,375     291,488      438,447     442,690     525,667
 securities.........
Investment                70,703      64,517      140,279     140,279      137,614     173,818      139,523     181,033     206,611
 securities (2).....
Federal funds sold
 and other short-term
 investments.........     75,725      95,286      114,291     114,291       73,279      76,474       36,619       9,449      11,011

Goodwill.............     55,638      55,638       55,638      55,638       55,638      55,638       55,638      60,254      64,871
Deposits.............  2,344,222   2,041,678    1,927,175   1,927,175    1,595,362   1,780,034    1,428,432   1,219,148   1,238,933
Borrowings...........    774,354     571,675      675,541     675,541      872,547     697,717      995,288   1,014,027     731,660
Stockholders' equity.    269,472     283,919      265,737     265,737      243,917     249,741      227,116     207,169     211,695
Tangible stockholders'
 equity .............    221,713     228,026      206,325     206,325      180,954     189,827      164,513     149,464     145,562

OPERATING DATA:
Interest income...... $   80,462  $  169,115   $  181,914  $   90,469   $   93,136  $  184,581   $  181,648  $  165,623  $  135,390
Interest expense on
 deposits and
 borrowings..........     32,472      71,063       91,790      43,278       53,732     102,244      114,043      98,820      77,219
Net interest income..     47,990      98,052       90,124      47,191       39,404      82,337       67,605      66,803      58,171
Provision for losses.        120         288          240         120          120         240          740         240         240
Net interest income
 after provision for
 loan losses.........     47,870      97,764       89,884      47,071       39,284      82,097       66,865      66,563      57,931
Non-interest income..     12,349      25,122       19,999      10,765        5,603      14,837        9,292       5,043       6,438
Non-interest expense.     20,917      40,809       38,696      20,368       17,103      35,431       35,096      34,015      30,493
Income before income
 tax. ...............     39,302      82,077       71,187      37,468       27,784      61,503       41,061      37,591      33,876
Income tax expense ..     14,556      30,801       26,565      14,008       10,269      22,826       15,821      15,217      14,015
Net income ..........     24,746      51,276       44,622      23,460       17,515      38,677       25,240      22,374      19,861
FINANCIAL RATIOS AND
 OTHER DATA: (3)
Return on average
 assets .............      1.51%        1.67%        1.57%       1.62%        1.27%       1.40%        0.97%       0.93%       1.02%
Return on average
 stockholders'
 equity .............      18.07       18.76        17.65       18.17        14.97       16.07        11.67       10.65       10.34
Stockholders' equity
 to total assets at
 end of period.......       7.77        9.55         9.02        9.02         8.77        8.89         8.34        8.28        9.42
Tangible equity to
 tangible assets at
 end of period.......       6.47        7.82         7.15        7.15         6.66        6.90         6.19        6.11        6.67
Loans to deposits at
 end of period.......     104.06      107.39       112.60      112.60       128.85      119.11       137.24      141.18      111.66
Loans to interest-
 earning assets at
 end of period.......      73.96       77.89        77.85       77.85        78.13       79.65        76.13       73.10       65.05
Net interest spread
 (4).................       2.84        3.08         2.93        3.07         2.61        2.70         2.32        2.48        2.61
Net interest margin
 (5).................       3.08        3.36         3.33        3.41         3.01        3.12         2.76        2.91        3.11
Average
 interest-earning
 assets to average
 interest-bearing
 liabilities.........     111.12      111.60       111.64      111.88       110.58      110.99       109.33      110.04      112.33
Non-interest expense
 to average assets...       1.28        1.33         1.36        1.40         1.24        1.28         1.35        1.41        1.57
Core non-interest
 expense to  average
 assets (6)..........       1.25        1.30         1.28        1.37         1.21        1.25         1.14        1.24        1.37
Efficiency ratio (7).      35.12       33.05        36.49       36.41        38.09       37.29        46.25       46.33       47.84




                                       14




                                  AT OR FOR
                      AT OR FOR      THE
                         THE       TWELVE     AT OR FOR
                         SIX       MONTHS        THE
                       MONTHS       ENDED       TWELVE           AT OR FOR
                        ENDED     DECEMBER   MONTHS ENDED      THE SIX MONTHS
                      JUNE 30,       31,     DECEMBER 31,     ENDED DECEMBER 31,        AT OR FOR THE TWELVE MONTHS ENDED JUNE 30,
                      --------------------------------------------------------------------------------------------------------------
                        2004        2003         2002         2002         2001         2002        2001        2000       1999(10)
                      --------------------------------------------------------------------------------------------------------------
                                                                   Dollars in Thousands
Core efficiency
 ratio (6) (7).......      34.43       32.38        34.44       35.67        37.17       36.42        39.08       40.77       41.96
Effective tax rate...      37.04       37.53        37.32       37.39        36.96       37.11        38.53       40.48       41.37
Dividend payout ratio      39.71       30.10        25.00       25.81        27.14       24.61        33.63       34.74       30.36

PER SHARE DATA:
Diluted earnings per
 share..............  $     0.68  $     2.06   $     1.76  $     0.93   $     0.70  $     1.54   $     1.00  $     0.84  $     0.75
Cash dividends paid
 per share...........       0.27        0.62         0.44        0.24         0.19        0.38         0.34        0.29        0.23
Book value per share.       7.22       11.17        10.36       10.36         9.46        9.68         8.91        7.89        7.36
Tangible book value
 per share...........       5.94        8.97         8.04        8.04         7.01        7.35         6.45        5.69        5.06

ASSET QUALITY RATIOS
 AND OTHER DATA:
Net charge-offs...... $       67  $       29   $      274  $       32   $       87  $      329   $       66  $      536  $      201
Total non-performing
 loans ..............      1,413         525        2,116       2,116        1,899       2,123        3,058       4,421       3,001
Other real estate
 owned, net..........          -           -          134         134          179         114          370         381         866
Non-performing loans
 to total loans .....       0.06%       0.02%        0.10%       0.10%        0.09%       0.10%        0.16%       0.26%       0.22%
Non-performing loans
 and real estate
 owned to total
 assets .............       0.04        0.02         0.08        0.08         0.07        0.08         0.13        0.19        0.17

ALLOWANCE FOR LOAN
 LOSSES TO:
Non-performing loans    1,028.66%   2,860.57%      730.53%     730.53%      815.80%     723.98%      505.53%     334.43%     502.53%
Total loans (8)......      0.60         0.68         0.71        0.71         0.75        0.72         0.79        0.86        1.09

REGULATORY CAPITAL
 RATIOS:
   (BANK ONLY)
Tangible capital.....       7.30%       7.97%        7.19%       7.19%        6.69%       6.91%        6.10%       5.76%       5.83%
Core capital.........       7.30        7.97         7.19        7.19         6.69        6.91         6.10        5.76        5.83
Risk-based capital...      14.46       15.03        13.17       13.17        13.17       12.94        12.57       11.62       11.45

EARNINGS TO FIXED
 CHARGES RATIOS (9):
Including interest
 on deposits.........       2.21x       2.15x        1.78x       1.87x        1.52x       1.60x        1.36x       1.38x       1.44x
Excluding interest
 on deposits.........       3.97         3.50        2.49        2.73         2.02        2.16         1.64        1.70        2.03
FULL SERVICE BRANCHES         20           20          20          20           18          20           18          18          19

    (1) Loans, net represents gross loans (including loans held for sale) less net deferred loan fees and allowance for loan losses.
    (2) Amount includes investment in Federal Home Loan Bank of New York capital stock.
    (3) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods. Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios.
    (4) The net interest spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
    (5) The net interest margin represents net interest income as a percentage of average interest-earning assets.
    (6) In calculating these ratios, amortization expense related to goodwill and the core deposit intangible is excluded from non-interest expense.
    (7) The efficiency ratio represents non-interest expense as a percentage of the sum of net interest income and non-interest income, excluding any gains or losses on sales of assets.
    (8)  Total loans represents loans, net, plus the allowance for loan losses.
    (9) For purposes of computing the ratios of earnings to fixed charges, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits.
    (10) On January 21, 1999, Dime Community completed the acquisition of Financial Bancorp, Inc., the holding company of Financial Federal Savings Bank, F.S.B., referred to as the FIBC Acquisition. The consolidated operating results for the twelve months ended June 30, 1999 reflected the addition of earnings from the FIBC Acquisition for the period January 21, 1999 through June 30, 1999. The FIBC Acquisition was accounted for as a purchase transaction, generating $44.2 million of goodwill.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING FACTORS, WHICH DO NOT NECESSARILY APPEAR IN THE ORDER OF IMPORTANCE. INVESTORS SHOULD CONSIDER ALL OF THESE FACTORS TO BE IMPORTANT. BECAUSE HOLDERS OF THE EXCHANGE CAPITAL SECURITIES MAY RECEIVE EXCHANGE DEBT SECURITIES IN EXCHANGE THEREFOR UPON LIQUIDATION OF THE TRUST, PROSPECTIVE PURCHASERS OF THE EXHANGE CAPITAL SECURITIES ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO THE EXCHANGE DEBT SECURITIES AND SHOULD CAREFULLY REVIEW ALL THE INFORMATION REGARDING THE EXCHANGE DEBT SECURITIES CONTAINED IN THIS PROSPECTUS.

RISKS RELATED TO YOUR INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES

YOU ARE SUBJECT TO REPAYMENT RISK BECAUSE THE ADOPTION OF RECENTLY PROPOSED REGULATORY CAPITAL TREATMENT CHANGES COULD RESULT IN A REDEMPTION OF THE EXCHANGE CAPITAL SECURITIES.

         In late 2003, the Financial Accounting Standards Board, referred to as the FASB, issued Interpretation No. 46 (revised December 2003), CONSOLIDATION OF VARIABLE INTEREST ENTITIES, referred to as FIN 46(R), which addresses consolidation of variable interest entities. Generally, such entities must be consolidated by their primary beneficiary if the entities do not effectively disperse risks among the parties involved. As a result of adopting FIN 46(R), Dime Community has not consolidated the Trust.

         On May 6, 2004, the Federal Reserve Board, referred to as the FRB, issued proposed rules that would continue to allow trust preferred securities to be included in "Tier 1" regulatory capital, subject to stricter quantitative and qualitative limits. Currently, trust preferred securities and qualifying perpetual preferred stock are limited in the aggregate to no more than 25% of a bank holding company's core capital elements. As proposed, the FRB's rule would retain trust preferred securities as an element of Tier 1 regulatory capital, but with stricter quantitative limitations following a three-year transition period. Under the proposed rule, as of March 31, 2007, the aggregate amount of trust preferred securities and cumulative perpetual preferred stock, as well as certain additional elements of Tier 1 capital, which are identified in the proposed rule, may not exceed 25% of a bank holding company's Tier 1 capital, net of goodwill. As of the date of this prospectus, the 25% limitation is limited to the aggregate amount of only trust preferred securities and cumulative perpetual preferred stock, and is calculated on a basis that includes goodwill. The proposed rule, if adopted, would effectively limit the amount of trust preferred securities that may be included in Tier 1 capital.

         The proposed rule also requires that the terms of the subordinated debt issued to the trust must conform to the requirements of the FRB's subordinated debt policy statement, which establishes the requirements for subordinated debt to receive Tier 2 capital treatment. The proposed rule also states that with respect to trust preferred securities issued prior to May 31, 2004 (such as the original capital securities), the underlying subordinated debt need not comply with the FRB subordinated debt policy statement, provided the non-complying terms (i) have been commonly used by banking organizations, (ii) do not provide an unreasonably high degree of protection to the holder in circumstances other than bankruptcy, and (iii) do not effectively allow the holder in due course to stand ahead of senior or subordinated debt holders in the event of bankruptcy. Although we believe that the terms of the original subordinated debt fall within these safe harbor provisions for pre-May 31, 2004 issuances, there can be no assurance that the FRB would concur or that the final rule adopted by the FRB will retain or modify the safe harbor provisions and the grandfather date. Further, there can be no assurance that the FRB will treat the exchange debt securities the same as the original debt securities for purposes of the safe harbor provisions and the grandfather date.

         There can be no assurance that the final rule adopted by the FRB will be as proposed or that the FRB will not further or otherwise limit the amount of trust preferred securities that may be included in Tier 1 capital. In addition, there can be no assurance that any changes to the current capital treatment of trust preferred securities would not trigger a capital event under the Indenture or provide incentive for Dime Community to redeem the exchange debt securities in accordance with their terms, in each case resulting in the redemption of exchange capital securities.

         Although Dime Community, as a savings and loan holding company, is not subject to holding company capital requirements, if Tier 1 capital treatment were to be disallowed by the FRB in the future, then a special event redemption would occur and Dime Community would be able to redeem the exchange debt securities thereby causing a mandatory redemption of the exchange capital securities. Under such circumstance, no additional cash distributions would be paid on the exchange capital securities after they were redeemed and you would lose whatever future potential income you may have expected to receive as a holder of the exchange capital securities and you may not be able to reinvest the redemption proceeds at a similar yield. If a special event redemption occurs prior to April 15, 2009, the redemption price would be at a premium, as set forth in "Description of Exchange Capital Securities -- Redemption" and "Description of Exchange Debt Securities -- Special Event Redemption".

THE TRUST WILL NOT BE ABLE TO MAKE PAYMENTS ON THE EXCHANGE CAPITAL SECURITIES TO YOU IF IT DOES NOT RECEIVE PAYMENTS FROM US ON THE EXCHANGE DEBT SECURITIES.

         The ability of the Trust to make payments due on the exchange capital securities is solely dependent on us making payments on the exchange debt securities as and when required. If we default on our obligations to pay principal or interest on the exchange debt securities, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the exchange capital securities. As a result, you will not be able to rely upon our guarantee for payment of these amounts. Instead, you may seek legal redress against us directly to collect payments owed to you or rely on the institutional trustee to enforce the rights of the Trust under the exchange debt securities against us.

         Further, the exchange capital securities, the exchange guarantee, the exchange debt securities and the indenture do not limit our ability to incur additional debt, including debt that is senior to the exchange debt securities in priority of payment, or the ability of our subsidiaries to incur debt or issue preferred equity.

         For more information on payments under the exchange guarantee and the exchange debt securities, you should read "Description of Exchange Debt Securities -- Subordination" and "Description of Exchange Guarantee -- Status of the Exchange Guarantee."

WE CANNOT MAKE PAYMENTS UNDER THE EXCHANGE GUARANTEE OR THE EXCHANGE DEBT SECURITIES IF WE DEFAULT ON OUR OBLIGATIONS THAT ARE MORE SENIOR.

         Our obligations under the exchange guarantee and the exchange debt securities are unsecured and rank:

o junior to all of our other borrowings, except those borrowings that by their terms are equal;

o junior to all of our subsidiaries' liabilities, including Dime of Williamsburgh's deposit accounts and preferred equity; and

o        senior to our common stock and preferred stock, if any.

         This means that we cannot pay under the exchange guarantee or the exchange debt securities if we default on payments on our senior debt. In addition, if the maturity of our senior debt is accelerated, we cannot pay under the exchange guarantee or the exchange debt securities until all of our accelerated senior debt is paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would not be permitted to pay under the exchange guarantee and the exchange debt securities until we have paid all of our senior liabilities. At June 30, 2004, we had $25 million of senior debt outstanding.

DIME OF WILLIAMSBURGH'S ABILITY TO PAY DIVIDENDS OR LEND FUNDS TO ITS AFFILIATES IS SUBJECT TO REGULATORY LIMITATIONS WHICH MAY PREVENT DIME COMMUNITY FROM MAKING PAYMENTS UNDER THE EXCHANGE DEBT SECURITIES.

         We are a savings and loan association holding company regulated by the OTS, and almost all of our operating assets are owned by Dime of Williamsburgh. Dime of Williamsburgh is regulated by both the FDIC and the OTS. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debt securities should look only to us for payments on the exchange debt securities.

         We rely primarily on dividends from Dime of Williamsburgh to meet our obligations for payment of corporate expenses, to pay cash dividends to our common stockholders, to engage in share repurchase programs and to pay principal of and interest on our debt, including principal of and interest on the exchange debt securities. The OTS limits all capital distributions by Dime of Williamsburgh directly or indirectly to us, including dividend payments. As the subsidiary of a savings and loan association holding company, Dime of Williamsburgh must file a notice with the OTS for each capital distribution. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years, then Dime of Williamsburgh must file an application to receive the approval of the OTS for the proposed capital distribution. As of June 30, 2004, approximately $28.6 million was available for the payment of dividends to us without submission of an application for approval from the OTS.

         In addition to the OTS limits, Dime of Williamsburgh may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, Dime of Williamsburgh is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, Dime of Williamsburgh would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on Dime of Williamsburgh's current financial condition, we do not expect that this provision will have any impact on the ability of Dime of Williamsburgh to pay dividends to us. Payment of dividends by Dime of Williamsburgh may also be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe or unsound banking practice.

         We cannot assure you that Dime of Williamsburgh will be able to pay dividends to us at past levels, or at all, in the future. For additional information, you should read the section titled "Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2003 which is incorporated into this prospectus by reference.

         In addition to regulatory restrictions on the payment of dividends, Dime of Williamsburgh is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of Dime of Williamsburgh. These restrictions prevent affiliates of Dime of Williamsburgh, including us, from borrowing from Dime of Williamsburgh, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of Dime of Williamsburgh's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of Dime of Williamsburgh's capital stock and surplus. As of June 30, 2004, approximately $29.2 million of credit was available to us under these limitations.

         Also, as a holding company, our right to receive any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors and preferred equity holders of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. For example, if Dime of Williamsburgh, our only direct banking subsidiary, is liquidated or reorganized, depositors of Dime of Williamsburgh would have the right to receive distributions from Dime of Williamsburgh before us unless we were also recognized as a creditor of Dime of Williamsburgh. At June 30, 2004, Dime of Williamsburgh had total liabilities, including deposits and preferred equity, of $3.20 billion.

         If we do not receive sufficient cash dividends or other funds from Dime of Williamsburgh, then it is unlikely that we will have sufficient funds to make payments on the exchange debt securities, thereby leaving insufficient funds for the Trust to make payments to you on your exchange capital securities.

WE CAN DEFER INTEREST PAYMENTS ON THE EXCHANGE DEBT SECURITIES, CAUSING YOUR PAYMENTS UNDER THE EXCHANGE CAPITAL SECURITIES TO STOP, WHICH WILL HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE MARKET PRICE OF THE EXCHANGE CAPITAL SECURITIES.

         We have the right, at one or more times, unless an event of default exists relating to the exchange debt securities, to defer interest payments on the exchange debt securities for up to 20 consecutive quarterly periods, but not beyond April 14, 2034 or any date of earlier redemption. If we defer interest payments, the Trust will defer paying distributions to you on your exchange capital securities during the extension period. During any extension period, distributions will continue to accrue on the exchange capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution date at the applicable distribution rate. During this time, we will be prohibited from declaring or paying cash dividends on our common stock and preferred stock, if any, and making payments on our debt securities which rank equal to the exchange debt securities, if any. For more information, you should also read "Description of Exchange Capital Securities -- Distributions."

         When any extension period ends, we are required to pay all interest then accrued and unpaid on the exchange debt securities, in which event we may elect to begin a new extension period subject to the limitations described above. There is no limitation on the number of times that we may elect to begin an extension period. You should read "Description of Exchange Capital Securities -- Distributions" and "Description of Exchange Debt Securities -- Option to Extend Interest Payment Date."

         If we exercise our right to defer payments of interest on the exchange debt securities, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your exchange capital securities for U.S. federal income tax purposes, even though such interest will not be distributed to you. If you dispose of your exchange capital securities prior to the record date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest and liquidated damages, if any, on the exchange debt securities allocable to the exchange capital securities through the date of disposition in your income. If interest and liquidated damages, if any, on the exchange debt securities are included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debt securities deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest and liquidated damages, if any, included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for U.S. federal income tax purposes, subject to exceptions. For more information on possible adverse tax consequences to you, you should read "Certain U.S. Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales or Redemptions of Exchange Capital Securities."

         As a result of our right to defer interest payments, the market price of the exchange capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such extension options. We do not currently intend to exercise our right to defer interest payments on the exchange debt securities. However, if we exercise this right in the future, the market price of the exchange capital securities is likely to be affected. The exchange capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the exchange debt securities. If you sell your exchange capital securities during an extension period, you may not receive the same return on your investment as someone else who continues to hold the exchange capital securities.

DISTRIBUTION OF EXCHANGE DEBT SECURITIES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICES.

         We have the right to dissolve the Trust at any time if such dissolution and any distribution of the exchange debt securities would not result in a taxable event to the holders of the exchange capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the exchange debt securities to holders of the exchange capital securities and the common securities.

         Under current U.S. federal income tax laws, a distribution of exchange debt securities to you on the dissolution of the Trust would not be a taxable event to you. However, if the Trust was to be classified for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of exchange debt securities to you would be a taxable event. In addition, if there is a change in law, a distribution of exchange debt securities to you on the dissolution of the Trust could also be a taxable event.

         Your investment in the exchange capital securities may decrease in value if the exchange debt securities are distributed to you in liquidation of the Trust. We cannot predict the liquidity or market prices for the exchange debt securities that may be distributed. Accordingly, the exchange debt securities that you receive upon a distribution, or the exchange capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the exchange capital securities. Because you may receive the exchange debt securities, you must also make an investment decision with regard to the exchange debt securities. You should carefully review all of the information regarding the exchange debt securities contained in this prospectus.

IN THE EVENT WE REDEEM THE EXCHANGE DEBT SECURITIES BEFORE THEIR STATED MATURITY, YOU MAY NOT BE ABLE TO REINVEST YOUR PRINCIPAL AT THE SAME OR A HIGHER RATE OF RETURN.

         Under the following circumstances, we may redeem the exchange debt securities before their stated maturity:

         o We may redeem the exchange debt securities, in whole or in part, at any time on or after April 15, 2009.

         o We may redeem the exchange debt securities in whole, but not in part, within 90 days after certain occurrences at any time prior to April 15, 2009. These occurrences may include adverse tax, investment company or bank regulatory developments. You should read "Description of Exchange Debt Securities -- Special Event Redemption."

         You should assume that we will exercise our redemption option if we are able to obtain capital at a lower cost than we must pay on the exchange debt securities or if it is otherwise in our interest to redeem the exchange debt securities. If the exchange debt securities are redeemed, the Trust must redeem exchange capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of exchange debt securities redeemed, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the exchange capital securities.

YOU WILL HAVE LIMITED VOTING RIGHTS.

         As a holder of exchange capital securities, you will have limited voting rights. You can vote only to modify certain terms of the exchange capital securities or to remove the institutional and Delaware trustees of the Trust upon a limited number of events. We, along with the institutional trustee and the administrators, may amend the trust agreement, without your consent, even if these actions adversely affect your interests, to ensure that the Trust:

         o        will continue to be classified as a grantor trust for U.S.
                  federal income tax purposes; and

         o will not be required to register as an "investment company" under the Investment Company Act.

         You will not have any voting rights regarding us or the administrators or with respect to any matters submitted to a vote of the holders of the common securities. You should read "Description of Exchange Capital Securities -- Removal of Trustees" and " -- Voting Rights; Amendment of the Trust Agreement" for more information on your limited voting rights.

THE LIMITED COVENANTS RELATING TO THE EXCHANGE CAPITAL SECURITIES AND THE EXCHANGE DEBT SECURITIES DO NOT PROTECT YOU.

         The covenants in the governing documents relating to the exchange capital securities and the exchange debt securities are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations and do not prohibit us from entering into a highly leveraged or similar transaction. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the exchange debt securities or the exchange guarantee. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt, including senior debt.

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

         The exchange capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying exchange debt securities. If you dispose of your exchange capital securities between the record date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the exchange debt securities allocable to the exchange capital securities through the date of disposition in your income. If interest on the exchange debt securities is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debt securities deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. You should read "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "-- Sales or Redemptions of Exchange Capital Securities" for more information on possible adverse tax consequences to you.

YOUR FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES MAY ADVERSELY AFFECT YOUR ABILITY TO SELL SUCH SECURITIES.

         The original capital securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the applicable securities laws or in a transaction not subject to such laws, and in each case in compliance with certain other conditions and restrictions. Original capital securities which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of original capital securities which remain outstanding will not be entitled to any rights to have such original capital securities registered under the Securities Act or to any similar rights under the registration rights agreement, subject to certain limited exceptions. We and the Trust do not intend to register under the Securities Act any original capital securities which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that original capital securities are tendered and accepted in the exchange offer, your ability to sell untendered original capital securities could be adversely affected.

         The exchange capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the trust agreement. You should read "Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

THE ABSENCE OF A PUBLIC MARKET AND RESTRICTIONS ON RESALE OF THE EXCHANGE CAPITAL SECURITIES MAY ADVERSELY AFFECT YOUR ABILITY TO SELL SUCH SECURITIES.

         The original capital securities were issued to, and we believe such securities are currently owned by, a relatively small number of beneficial owners. The original capital securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the exchange capital securities. Although the exchange capital securities may be resold or otherwise transferred by the holders, who are not affiliates of Dime Community or the Trust, without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market and will be transferable only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities).

         If a public trading market develops, future trading prices of the exchange capital securities will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchaser has informed the Trust and us that it intends to make a market in the capital securities. However, the initial purchaser is not obligated to do so and any such activity may be terminated at any time without notice to the holders of the exchange capital securities. In addition, any market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. Accordingly, we cannot assure you that an active public or other market will develop for the exchange capital securities, or as to the liquidity of or the trading market for the exchange capital securities. If an active public market does not develop, the market price and liquidity of the exchange capital securities may be adversely affected. In addition, neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. You should read "Plan of Distribution."

         Notwithstanding the registration of the exchange capital securities in the exchange offer, holders who are `affiliates" (as defined under Rule 405 of the Securities Act) of us or the Trust may publicly offer for sale or resell the exchange capital securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. You should read "Plan of Distribution."

WE ARE NOT OBLIGATED TO NOTIFY YOU OF DEFECTS OR IRREGULARITIES IN THE EXCHANGE OFFER PROCEDURES.

         Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the exchange capital securities in exchange for original capital securities under the exchange offer will be made only after a timely receipt by the Trust of:

         o a book-entry confirmation evidencing the tender of such original capital securities through ATOP; or

         o certificates representing such original capital securities, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents.

         Therefore, holders of the original capital securities desiring to tender such original capital securities should allow sufficient time to ensure timely delivery. You should read "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "-- Procedures for Tendering Original Capital Securities." Neither we nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of original capital securities for exchange.

RISK FACTORS RELATING TO DIME COMMUNITY BANCSHARES, INC.

OUR FOCUS ON MULTI-FAMILY AND COMMERCIAL REAL ESTATE LENDING MAY SUBJECT US TO GREATER RISK OF AN ADVERSE IMPACT ON OUR OPERATIONS FROM A DOWNTURN IN THE ECONOMY.

         At June 30, 2004, Dime of Williamsburgh had multi-family loans totaling $1.91 billion in its portfolio, comprising 78.5% of the gross loan portfolio. Of Dime of Williamsburgh's multi-family loans, $1.69 billion, or 88.0%, were secured by apartment buildings and $228.8 million, or 12.0%, were secured by underlying cooperatives. Multi-family loans are generally viewed as exposing Dime of Williamsburgh to a greater risk of loss than one- to four-family residential loans and typically involve higher loan principal amounts. At June 30, 2004, Dime of Williamsburgh had 288 multi-family and commercial real-estate loans with principal balances greater than $2.0 million, representing an aggregate principal balance of $1.04 billion. Although each multi-family loan is generally non-recourse, is underwritten based on the cash flow generated by the property and has a loan to value ratio of less than 75%, in a downturn in the economy, a borrower experiencing financial difficulties on one income producing property may default on all outstanding loans even if the properties securing the other loans are generating positive cash flow. These large loans, while underwritten to the same standards as all other multi-family and commercial real estate loans, tend to expose Dime of Williamsburgh to a higher degree of risk due to the potential impact of losses from any one loan or concentration of loans to one borrower relative to the size of Dime of Williamsburgh's capital position. As of June 30, 2004, none of these large loans or concentrations of loans to one borrower were in arrears nor in the process of foreclosure.

         As part of Dime Community's strategic plan, it has increased its emphasis on commercial real estate loans over the past five years. A substantial portion of these commercial real estate loans are secured by mixed use properties. At June 30, 2004, $378.4 million, or 15.5%, of Dime of Williamsburgh's gross loans consisted of commercial real estate loans as compared to $88.8 million, or 6.41% in 1999. Loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than residential mortgage (one- to four-family) and multi-family loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans are generally subject to a greater extent to the then prevailing conditions in the real estate market or the economy. Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more readily ascertainable, commercial real estate loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial real estate loans may be substantially dependent on the success of the business itself. Furthermore, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         Multi-family and commercial real estate loans also involve a greater risk than one- to four- family residential mortgage loans because they usually have unpredictable cash flows and are more difficult to evaluate and monitor. Repayment of multi-family and commercial real estate loans is dependent, in large part, on sufficient cash flow from the property to cover operating expenses and debt service. Economic and real estate conditions and government regulations, such as rent control and rent stabilization laws, which are outside the control of the borrower or Dime of Williamsburgh, could impair the value of the security for the loan or the future cash flow of such properties. As a result, rental income might not rise sufficiently over time to meet increases in the loan rate at repricing or increases in overhead expenses (I.E., utilities, taxes, etc.). As a result, impaired loans are difficult to identify before they become problematic. In addition, if the cash flow from a property is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan and the value of the security for the loan may be impaired. During the period July 1, 1998 through June 30, 2004, Dime of Williamsburgh's charge-offs related to its multi-family and commercial real estate loan portfolios totaled $217,000. As of June 30, 2004, Dime of Williamsburgh had no non-performing multi-family residential loans. We cannot assure you that, in the event of an economic downturn, we will not experience a significant increase in non-performing multi-family and commercial real estate loans or in charge-offs related to our multi-family and commercial real estate loan portfolio.

         Although Dime of Williamsburgh seeks to minimize the above risks through its underwriting and credit administration policies, there can be no assurance that such risks would not materialize, in which event Dime Community's results of operations, financial condition, cash flows, business and prospects could be materially adversely affected.

DEPENDENCE ON ECONOMIC AND REAL ESTATE CONDITIONS AND GEOGRAPHIC CONCENTRATION IN MARKET AREA.

         The Bank gathers deposits primarily from the communities and neighborhoods in close proximity to its branches. The Bank's primary lending area is the New York City metropolitan area, although its overall lending area is much larger, and extends approximately 150 miles in each direction from its corporate headquarters in Brooklyn. The majority of the Bank's mortgage loans are secured by properties located in its primary lending area, and approximately 75% of these loans are secured by real estate properties located in the New York City boroughs of Brooklyn, Queens and Manhattan.

         As a result of this geographic concentration, Dime of Williamsburgh's results of operations depend largely upon economic conditions in this area. A deterioration in economic conditions in the New York metropolitan area could have a material adverse impact on the quality of Dime of Williamsburgh's loan portfolio and the demand for its products and services, and, accordingly, on our results of operations, cash flows, business, financial condition and prospects.

         Dime of Williamsburgh's loan portfolio is predominantly secured by real estate. Dime of Williamsburgh's properties and substantially all of the real and personal property securing loans in Dime of Williamsburgh's portfolio are located in the New York metropolitan area. Conditions in the real estate markets, in which the collateral for Dime of Williamsburgh's mortgage loans are located, strongly influence the level of Dime of Williamsburgh's non-performing loans and the value of its collateral. Real estate values are affected by, among other things, changes in general or local economic conditions, supply and demand, changes in governmental rules or policies, the availability of loans to potential purchasers and acts of nature. Declines in real estate markets have in the past and may in the future negatively impact our results of operations, cash flows, business, financial condition and prospects. As of June 30, 2004, Dime of Williamsburgh had $1.4 million in non-performing assets.

         Dime of Williamsburgh's allowance for loan losses is maintained at a level considered adequate by management to absorb inherent losses in its loan portfolio. The amount of inherent loan losses which could be ultimately realized is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that could be beyond Dime of Williamsburgh's control. Such losses could exceed current estimates. Although management believes that Dime of Williamsburgh's allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover actual loan losses should such losses be realized. At June 30, 2004, the allowance for loan losses as a percentage of total loans was 0.60%.

         A decline in economic or real estate conditions in the New York metropolitan area, as well as the other factors described above, would also adversely affect Dime Community's ability to manage its owned facilities. In particular, such factors could result in declines in rents and loss of tenants and negatively impact the marketability and value of such facilities.

INCREASES IN INTEREST RATES MAY REDUCE OUR PROFITABILITY.

         Dime of Williamsburgh's primary source of income is its net interest income, which is the difference between the interest income earned on its interest earning assets and the interest expense incurred on its interest bearing liabilities. At June 30, 2004, our one year interest rate sensitivity gap (the difference between our interest rate sensitive assets maturing or repricing within one year and our interest rate sensitive liabilities maturing or repricing within one year, expressed as a percentage of total assets) was negative 17%. In a rising interest rate environment, an institution with a negative gap would generally be expected, absent the effects of other factors, to experience a greater increase in its cost of liabilities relative to its yield on assets, and thus decrease an institution's net interest income. In addition, the actual amount of time before mortgage loans and MBS are repaid can be significantly impacted by changes in mortgage redemption rates and market interest rates. Mortgage redemption rates will vary due to a number of factors, including the regional economy in the area where the underlying mortgages were originated, seasonal factors, demographic variables and the assumability of the underlying mortgages. However, the major factors affecting redemption rates are prevailing interest rates, related mortgage refinancing opportunities and competition. During the low interest rate environment that prevailed in 2002 and 2003, the Bank experienced high volumes of prepayments on its fixed mortgage loans and MBS as borrowers sought to refinance at the lower rates. This resulted in our average yield on interest-bearing assets declining 92 basis points in 2003 compared to 2002. In a rising rate environment, we will expect the levels of prepayments to decline significantly. In contrast, at June 30, 2004 we had $255.0 million in borrowings due to mature or reprice within a year and $733 million of certificates of deposit scheduled to mature within one year.

         Based on our historical experience, if interest rates were to rise we would expect that the demand for multi-family loans would decline. As a result, we would expect that the Bank's loan origination volume would decrease and, consequently, negatively impact our interest income. In addition, if interest rates were to rise quickly and result in an economic downturn, we would expect the level of our non-performing loans to increase. Such an increase in non-performing loans may result in an increase in our allowance for loan losses and possible charge-offs, which would negatively impact our net income.

         As a federal savings bank, Dime of Williamsburgh is required to monitor changes in the net present value of the expected future cash flows of its assets and liabilities, which is referred to as net portfolio value or NPV. In addition, we monitor our NPV ratio, which is our NPV divided by the estimated market value of total assets. The NPV ratio can be viewed as a corollary to the Bank's capital ratios. To monitor our overall sensitivity to changes in interest rates, we simulate the effect of instantaneous changes in interest rates of up to 200 basis points on our assets and liabilities. As of June 30, 2004, an immediate increase in interest rates of 200 basis points would have reduced our NPV by approximately 30.37%, resulting in an NPV ratio of 7.17%. There can be no assurance that future changes in our mix of assets and liabilities will not result in more extensive declines in our NPV and NPV ratio.

         Interest rates do and will continue to fluctuate, and we cannot predict future Federal Reserve actions or other factors that will cause rates to change.

RISKS RELATED TO CHANGES IN LAWS, GOVERNMENT REGULATION AND MONETARY POLICY.

         Dime Community and Dime of Williamsburgh are subject to extensive supervision, regulation and examination by the OTS, as Dime of Williamsburgh's chartering agency, and by the FDIC, as its deposit insurer. Such regulation limits the manner in which Dime Community and Dime of Williamsburgh conduct business, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and the Bank's depositors, and not to benefit Dime of Williamsburgh's other or our creditors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to capital levels, the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

         For further information regarding the laws and regulations that affect us and Dime of Williamsburgh, you should read the section titled "Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated into this prospectus by reference.

         Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of Dime Community or Dime of Williamsburgh. Significant new laws or changes in, or repeals of, existing laws may cause Dime Community's results of operations to differ materially. Further, federal monetary policy, particularly as implemented through the OTS, significantly affects credit conditions for Dime Community, primarily through open market operations in United States government securities, the discount rate for bank borrowings and reserve requirements. A material change in any of these conditions would have a material impact on Dime of Williamsburgh, and therefore, on Dime Community's results of operations.

COMPETITION FROM OTHER FINANCIAL INSTITUTIONS IN ORIGINATING LOANS AND ATTRACTING DEPOSITS MAY ADVERSELY AFFECT OUR PROFITABILITY.

         Dime of Williamsburgh's retail banking and a significant portion of its lending business is concentrated in the New York metropolitan area. The New York City banking environment is extremely competitive. The Bank's competition for loans exists principally from savings banks, commercial banks, mortgage banks and insurance companies. The Bank has faced sustained competition for the origination of multi-family residential and commercial real estate loans, which together comprised 94.0% of the Bank's loan portfolio at June 30, 2004. Management anticipates that the current level of competition for multi-family residential and commercial real estate loans will continue for the foreseeable future, and this competition may inhibit the Bank's ability to maintain its current level and pricing of such loans.

         The Bank gathers deposits in direct competition with commercial banks, savings banks and brokerage firms, many among the largest in the nation. In addition, it must also compete for deposit monies against the stock markets and mutual funds, especially during periods of strong performance in the U.S. equity markets. Over the previous decade, consolidation in the financial services industry, coupled with the emergence of Internet banking, has altered the deposit gathering landscape and may increase competitive pressures on the Bank.

                                 USE OF PROCEEDS

         Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities and the exchange guarantee. In consideration for issuing the exchange capital securities in exchange for original capital securities as described in this prospectus, the Trust will receive original capital securities in like liquidation amount. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled.

         All of the proceeds from the sale by the Trust of its original capital securities and common securities were invested by the Trust in the original junior subordinated debt securities. The net proceeds we received from the sale of the $70,000,000 aggregate principal amount of our original junior subordinated debt securities, were approximately $69,689,000 million, net of estimated commissions and other estimated offering expenses. We used approximately $62.0 million of the net proceeds to purchase investment securities.

                              ACCOUNTING TREATMENT

         In January 2003, the FASB issued FIN 46 which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns or both. Under this new guidance, the Trust will be considered to be a variable interest entity that does not satisfy the conditions for consolidation by Dime Community. Accordingly, for financial reporting purposes, we will treat the Trust as an unconsolidated subsidiary and, in our consolidated balance sheet, report the aggregate principal amount of the junior subordinated debt securities we issue to the Trust as liabilities, with offsetting assets for the cash and common securities we receive from the Trust. In our consolidated statements of operations, we will report interest payable on the junior subordinated debt securities as interest expense, offset by distributions we receive on the common securities.

         Future reports we file under the Exchange Act will include a footnote to the consolidated financial statements stating that:

         o        we own 100% of the outstanding common securities of the Trust;

         o        the Trust is not consolidated in our financial statements;

         o the sole assets of the Trust are the junior subordinated debt securities (specifying the principal amount, interest rate and maturity date of such junior subordinated debt securities); and

         o our obligations under the trust agreement, the junior subordinated debt securities and related indenture and the guarantee, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

         We expect that the Trust will not be required to provide separate reports under the Exchange Act.

                                 CAPITALIZATION

         The following table sets forth the actual consolidated capitalization of Dime Community and its subsidiaries at June 30, 2004. The table should be read in conjunction with Dime Community's consolidated financial statements and notes thereto, included in the documents incorporated by reference herein. You should refer to "Available Information."


                                                                     JUNE 30,
                                                                       2004
                                                                  --------------
                                                                      ACTUAL
                                                                  (In thousands)

LONG-TERM BORROWINGS:
 Federal Home Loan Bank of New York advances due beyond one
     year                                                            $  371,500
 Securities sold under agreements to repurchase due beyond
     one year                                                            50,649
 Subordinated notes payable                                              25,000
 Junior Subordinated Debt Securities, net of Common
     Securities (1)                                                      70,000
 TOTAL LONG TERM BORROWINGS                                          $  517,149
                                                                     ==========

 STOCKHOLDERS' EQUITY:
 Preferred stock ($0.01 par, 9,000,000 shares authorized, none issued or outstanding at June 30, 2004 and
     December 31, 2003)                                                      --
 Common stock ($0.01 par, 125,000,000 shares authorized,
     49,678,257 shares and 49,160,657 shares issued at June 30,
     2004 and December 31, 2003, respectively, and 37,303,713
     shares and 38,115,111 shares outstanding at
     June 30, 2004 and December 31, 2003, respectively)              $      497
 Additional paid-in capital                                             193,277
 Retained earnings                                                      246,700
 Accumulated other comprehensive (loss) income, net of
     deferred taxes                                                      (8,549)
 Unallocated common stock of Employee Stock Ownership Plan               (4,976)
 Unearned and unallocated common stock of Recognition and
     Retention Plan                                                      (2,666)
 Common stock held by Benefit Maintenance Plan                           (7,348)
 Treasury stock, at cost (12,374,544 shares and 11,045,546
     shares at June 30, 2004 and 2003, respectively)                   (147,463)
                                                                     -----------
 TOTAL STOCKHOLDERS' EQUITY                                          $  269,472
                                                                     ----------
 TOTAL LONG-TERM BORROWINGS AND STOCKHOLDERS' EQUITY                 $  786,621
                                                                     ----------


---------------------------
(1) As discussed under "Accounting Treatment", we are reporting the $72.2 aggregate principal amount of the junior subordinated debt securities we issue to the Trust as liabilities and record offsetting assets for the $70.0 million of cash and $2.2 million of common securities received from the Trust in our consolidated balance sheet. The $70 million aggregate liquidation amount of the original capital securities is equal to the aggregate principal amount of the junior subordinated debt securities less the aggregate liquidation amount of the common securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges were as follows for the periods indicated.

                                   AT OR FOR     AT OR FOR
                                    THE SIX     THE TWELVE
                                  MONTHS ENDED  MONTHS ENDED       AT OR FOR THE TWELVE
                                    JUNE 30,    DECEMBER 31,       MONTHS ENDED JUNE 30,
                                 -------------  ------------    -----------------------------
                                     2004       2003    2002    2002    2001    2000    1999
                                     ----       ----    ----    ----    ----    ----    ----
RATIO OF EARNINGS TO FIXED
CHARGES (1):
Including interest on deposits.      2.21x      2.15x   1.78x   1.60x   1.36x   1.38x   1.44x
Excluding interest on deposits       3.97x      3.50x   2.49x   2.16x   1.64x   1.70x   2.03x

-------------------------
(1) For purposes of computing the ratios of earnings to fixed charges, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting charges plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits.

                         DIME COMMUNITY BANCSHARES, INC.

         Dime Community Bancshares, Inc. is a Delaware corporation and is the unitary savings and loan association holding company for Dime of Williamsburgh, a federally chartered stock savings bank.

         At June 30, 2004, we had total assets of $3.47 billion, consisting primarily of $2.41 billion in total loans, net and $711 million in MBS. Multi-family residential mortgage loans comprised $1.91 billion of our $2.41 billion loan portfolio. As of June 30, 2004, on a consolidated basis, we had total liabilities of $3.20 billion, consisting primarily of deposits of $2.34 billion, 57.8% of which were core deposits (savings, money market, NOW and non-interest bearing checking accounts) and $774.4 million of borrowed funds, and total stockholders' equity of $269.5 million.

         Dime Community neither owns nor leases any property but instead uses the premises and equipment of the Bank. Dime Community does not employ any persons other than certain officers of the Bank who do not receive any additional compensation as officers of Dime Community. Dime Community utilizes the support staff of the Bank from time to time, as required. Additional employees may be hired as deemed appropriate by Dime Community's management.

         The Bank's principal business has been, and continues to be, gathering deposits from customers primarily within its market area, and investing those deposits primarily in multi-family residential mortgage loans, commercial real estate loans, one- to four-family residential mortgage loans, construction loans, consumer loans, MBS, obligations of the U.S. Government and Government Sponsored Entities, and corporate debt and equity securities. The Bank's revenues are derived principally from interest on its loan and securities portfolios. The Bank's primary sources of funds are deposits; loan amortization, prepayments and maturities; MBS amortization, prepayments and maturities; investment securities maturities; advances from the Federal Home Loan Bank of New York; securities sold under agreement to repurchase borrowings; and the sale of real estate loans to the secondary market.

         The Bank's primary strategy is to increase its household and deposit market shares in the communities that it serves, either through direct marketing, acquisitions or purchases of deposits. The Bank also seeks to increase its product and service utilization for each individual depositor. In addition, the Bank's primary strategy includes the origination of, and investment in, mortgage loans, with an emphasis on multi-family residential loans. Multi-family residential lending is a significant business of the Bank, reflecting the fact that much of the housing in its primary lending area is multi-family housing. The Bank also strives to provide a stable source of liquidity and earnings through the purchase of investment grade securities; seeks to maintain the asset quality of its loans and other investments; and uses appropriate portfolio and asset/liability management techniques in an effort to manage the effects of interest rate volatility on its profitability and capital. Management of the Bank believes that multi-family residential loans provide advantages as investment assets. Initially, they offer a higher yield than one-to four-family loans or investment securities of comparable maturities or terms to repricing. Origination and processing costs for the Bank's multi-family residential and commercial real estate loans are lower per thousand dollars of originations than comparable one- to four-family loan costs. In addition, the Bank's market area generally has provided a stable flow of new and refinanced multi-family residential loan originations. In order to address the higher credit risk associated with multi-family residential lending, the Bank has developed underwriting standards that it believes are reliable in order to maintain consistent credit quality for its new loans. For further information regarding our operating strategies, you should read the sections titled "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated into this prospectus by reference.

         As a publicly-held unitary savings and loan holding company, Dime Community is required to file certain reports with, and otherwise comply with, the rules and regulations of the SEC under the federal securities laws and of the OTS. Dime of Williamsburgh is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as its deposit insurer.

         Dime Community's principal executive offices are located at Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, and its telephone number is (718) 782-6200.

         Additional information about Dime Community and its subsidiaries is included in documents incorporated by reference in this prospectus. You should refer to "Available Information."

                         DIME COMMUNITY CAPITAL TRUST I

         The Trust is a statutory trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

         o issuing and selling the capital securities and the common securities;

         o using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debt securities; and

         o engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

         The junior subordinated debt securities are the sole assets of the Trust, and, accordingly, payments under the junior subordinated debt securities will be the sole revenues of the Trust. We own all of the common securities of the Trust. The common securities will rank equal, and payments will be made thereon PRO RATA, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. You should read "Description of Exchange Capital Securities -- Subordination of Common Securities."

         We own common securities in a liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 35 years, but may dissolve earlier as provided in the trust agreement. The Trust's business and affairs are conducted by the administrators and the trustees, each of whom we appoint as holder of the common securities. The trustees for the Trust are Wilmington Trust Company, as the institutional trustee and as the Delaware trustee. The three administrators are our officers. Wilmington Trust Company, as institutional trustee, acts as sole indenture trustee under the trust agreement. Wilmington Trust Company also acts as guarantee trustee under the guarantee. You should read "Description of Exchange Guarantee" and "Description of Exchange Debt Securities." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities, will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators; such voting rights will be vested exclusively in the holder of the common securities.

         The duties and obligations of each trustee are governed by the trust agreement. As issuer of the junior subordinated debt securities, we will pay all fees, expenses, debts and obligations (other than the payments due on the capital securities) related to the Trust and the offering of the exchange capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211 and its telephone number is (718) 782-6200.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the original capital securities, we and the Trust entered into the registration rights agreement with the initial purchaser, under which we and the Trust agreed to file and to use our best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         The exchange offer is being made to satisfy our and the Trust's contractual obligations under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities have been registered under the Securities Act and will not provide for any increase in the distribution rate and certain restrictions on transfer applicable to the original capital securities. In that regard, the original capital securities provide, among other matters, that, if a registration statement relating to the exchange offer has not been filed with the SEC on or prior to the 150th day after the issue date, the distribution rate borne by the original capital securities will increase by 25 basis points per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate on the original capital securities or any further registration rights under the registration rights agreement, except under limited circumstances. You should read "Risk Factors."

         The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original capital securities are held of record by DTC who desires to deliver such original capital securities by book-entry transfer at DTC.

         Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus the original guarantee for the exchange guarantee and the original junior subordinated debt securities, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debt securities. The exchange guarantee and exchange debt securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $70,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $70,000,000 of exchange capital securities in exchange for a like principal amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess of $100,000.

         The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $70,000,000 aggregate liquidation amount of the original capital securities is outstanding.

         Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. You should read "Risk Factors" and "Description of Original Capital Securities."

         If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. You should read "-- Fees and Expenses."

         Neither we, our Board of Directors nor any trustee of the Trust makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based upon your own financial positions and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "expiration date" means 5:00 p.m., New York City time, on October 11, 2004, unless we or the Trust extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         We and the Trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

         o to delay the acceptance of the original capital securities for exchange;

         o to terminate the exchange offer, whether or not any original capital securities have theretofore been accepted for exchange, if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;

         o to extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "-- Withdrawal Rights;" and

         o to waive any condition or otherwise amend the terms of the exchange offer in any respect.

         If the exchange offer is amended in a manner determined by us and the Trust to constitute a material change, or if we and the Trust waive a material condition of the exchange offer, we and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the original capital securities, and we and the Trust will extend the exchange offer to the extent required by Rule l4e--l under the Exchange Act.

         Any such delay in acceptance, extension, termination, waiver or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, we and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of
(i) the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such original capital securities, the letter of transmittal (or facsimile thereof) , properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal.

         Subject to the terms and conditions of the exchange offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the Trust's acceptance of such original capital securities for exchange under the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or the Trust extends the exchange offer or is unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to the Trust's rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and subject to Rule l4e-l (c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

         In accordance with the letter of transmittal, a holder of original capital securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer the original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the original capital securities tendered under the exchange offer. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

         VALID TENDER. Except as set forth in this prospectus, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "-- Exchange Agent," and, in addition, one of the following:

         o tendered original capital securities must be received by the exchange agent;

         o such original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth in this prospectus and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date; or

         o the guaranteed delivery procedures set forth in this prospectus must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of the book-entry confirmations or certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend using registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

         BOOK-ENTRY TRANSFER. For purposes of the exchange offer, the exchange agent will establish an account with respect to the original capital securities at DTC as soon as practicable. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of original capital securities using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered original capital securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce the letter of transmittal against such holder.

         A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

         CERTIFICATES. If the tender is not made through ATOP, certificates representing original capital securities, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         SIGNATURE GUARANTEES. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

         o a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate; or

         o the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

         In the case of the above conditions, such certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule l7Ad-l5 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) : (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;
(c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association, unless the certificates are surrendered on behalf of such eligible institution. You should read Instruction 1 to the letter of transmittal.

         DELIVERY. The method of delivery of the book-entry confirmation or certificates representing tendered original capital securities, the letter of transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

         o a book-entry confirmation with respect to such original capital securities; or

         o certificates representing original capital securities and a properly completed and duly executed letter of transmittal, or facsimile thereof, together with any required signature guarantees and any other documents required by the letter of transmittal.

         Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to original capital securities or certificates representing original capital securities and other required documents are received by the exchange agent.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         GUARANTEED DELIVERY. If a holder desires to tender original capital securities under the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         o        such tenders are made by or through an eligible institution;

         o properly completed and duly executed notice to the exchange agent guaranteeing delivery to the exchange agent of either certificates representing original capital securities or a book-entry confirmation in compliance with the requirements set forth in this prospectus, referred to as the notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided herein, on or prior to expiration date; and

         o a book-entry confirmation or the certificates representing all tendered original capital securities, in proper form for transfer, and any other documents required by the letter of transmittal, are, in any case, received by the exchange agent within three Nasdaq National Market trading days after the date of execution of such notice of guaranteed delivery.

         o In addition, in order to utilize the guaranteed delivery procedure to tender original capital securities in certificated form pursuant to the exchange offer, a completed, signed and dated letter of transmittal relating to the original capital securities (or facsimile thereof) must be received by the exchange agent on or prior to the expiration date.

         The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

         The Trust's acceptance for exchange of original capital securities tendered in compliance with the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the exchange offer.

         DETERMINATION OF VALIDITY. We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and the determination shall be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to us and the Trust, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither us, the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and unless waived by us and the Trust, proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the exchange offer for the original capital securities in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the SEC, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule l44A or any other available exemption under the Securities Act:

         o will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned interpretive letters;

         o will not be permitted or entitled to tender such original capital securities in the exchange offer; and

         o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities or, if distributed, exchange debt securities, unless such sale is made in reliance on an exemption from such requirements.

         In addition, as described below, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

         Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

         o        it is not an affiliate of us or the Trust;

         o any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

         o it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and

         o if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange capital securities.

         We and the Trust may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the original capital securities to be exchanged in the exchange offer. Each broker-dealer that receives exchange capital securities for its own account as a result of the exchange offer must acknowledge that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the SEC in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described below, or earlier when all such exchange capital securities have been disposed of by such participating broker-dealer. You should read "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify us or the Trust, or cause us or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "-- Exchange Agent." Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each participating broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us or the Trust of the occurrence or discovery of:

         o any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

         o any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or

         o the occurrence of certain other events specified in the registration rights agreement,

such participating broker-dealer will suspend the sale of exchange capital securities, the exchange guarantee or the exchange debt securities, as applicable, pursuant to this prospectus until we or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented prospectus to such participating broker- dealer, or we or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debt securities, as applicable, may be resumed, as the case may be.

         If we or the Trust gives such notice to suspend the sale of the exchange capital securities, the exchange guarantee or the exchange debt securities, as applicable, the 90-day period referred to above shall be extended during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which we or the Trust has given notice that the sale of exchange capital securities, the exchange guarantee or the exchange debt securities, as applicable, may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date.

         In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, if certificates for such original capital securities have been tendered, the name of the registered holder of the original capital securities as set forth on such certificates if different from that of the person who tendered such original capital securities. If certificates representing original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered in accordance with the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us and the Trust, in our sole discretion, which determination shall be final and binding on all parties. Neither we, the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Holders of exchange capital securities whose original capital securities are accepted for exchange will be entitled to receive cumulative cash distributions arising from the payment of interest on the exchange debt securities at the annual rate of 7.0% of the liquidation amount of $1,000 per exchange capital security, accumulating from March 19, 2004, payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year, beginning on July 15, 2004. The record dates will be the 15th calendar day immediately preceding any payment date. Because the exchange offer will be consummated after June 30, 2004, which is the record date for the July 15, 2004 payment date, distributions were paid on the original capital securities accumulated from and after March 19, 2004 through July 14, 2004, and distributions will be paid on the exchange capital securities from and after July 15, 2004. The amount of each distribution with respect to the exchange capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist or have not been satisfied:

         o there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders, other than a broker and any such holder which is an affiliate of us or the Trust within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

         o any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of us or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

         o a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to the knowledge of us or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval we or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

         o we determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the exchange offer would result in an adverse tax consequence to the Trust or us.

EXCHANGE AGENT

         Wilmington Trust Company, as institutional trustee of the Trust, has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

           By Hand, Overnight Delivery, Registered or Certified Mail:

                   Wilmington Trust Company, as Exchange Agent
                             DC-1626 Processing Unit
                                  P.O. Box 8861
                            Wilmington, DE 19899-8861

                     Attention: Corporate Capital Markets -
                  Dime Community Capital Trust I Exchange Offer

                      Confirm by Telephone: (302) 636-6470

                     Facsimile Transmission: (302) 636-4145
                          (Eligible Institutions Only)

         Delivery to another address other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offering. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

         Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

         Neither we nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         THIS SUMMARY DESCRIBES THE MATERIAL PROVISIONS OF THE EXCHANGE CAPITAL SECURITIES. IT IS NOT COMPLETE AND IS BOTH SUBJECT TO AND QUALIFIED BY THE TRUST AGREEMENT, INCLUDING THE DEFINITIONS USED IN THE TRUST AGREEMENT, AND THE TRUST INDENTURE ACT OF 1939, AS AMENDED, REFERRED TO AS THE TRUST INDENTURE ACT. WE HAVE INCORPORATED THE DEFINITIONS USED IN THE TRUST AGREEMENT IN THIS PROSPECTUS. YOU CAN RECEIVE A COMPLETE COPY OF THE FORM OF TRUST AGREEMENT BY REQUESTING A COPY FROM DIME COMMUNITY.

GENERAL

         The exchange capital securities will represent preferred beneficial interests in the Trust. The exchange capital securities will rank equal to, and payments will be made on a PRO RATA basis with, the common securities, except as a holder of exchange capital securities, you will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the exchange capital securities or liquidation of the Trust, as described under " -- Subordination of Common Securities." The trust agreement will not be qualified under the Trust Indenture Act except upon effectiveness of the exchange offer registration statement or a shelf registration statement. By its terms, however, the trust agreement will incorporate certain provisions of the Trust Indenture Act, and, upon consummation of the exchange offer or effectiveness of the shelf registration statement, the trust agreement will be subject to and governed by the Trust Indenture Act.



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


         The exchange capital securities will be limited to $70.0 million aggregate liquidation amount at any one time outstanding. The institutional trustee will have legal title to the exchange debt securities and will hold them in trust for the benefit of you and the other holders of the exchange capital securities. Our exchange guarantee for the benefit of the holders of the exchange capital securities will be a guarantee on a subordinated basis with respect to the exchange capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the exchange capital securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. You should read "Description of Exchange Guarantee" for more information about our guarantee.

DISTRIBUTIONS

         Distributions on the exchange capital securities will be cumulative, and will accumulate from the most recent date on which distributions have been paid. Distributions will be payable at the annual rate of 7.0% of the liquidation amount, payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year, beginning on July 15, 2004, to the holders of the exchange capital securities on the relevant record dates. The record dates will be the 15th calendar day immediately preceding any payment date. Because the exchange offer will be consummated after June 30, 2004, which is the record date for the July 15, 2004 payment date, distributions were paid on the original capital securities accumulated from and after March 19, 2004 through July 14, 2004, and distributions will be paid on the exchange capital securities from and after July 15, 2004. The amount of distributions to be paid on each distribution date with respect to the exchange capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

         If any distribution date would otherwise fall on a day that is not a business day, the distributions payable on such date shall be paid on the next succeeding business day without any interest or other payment in respect of any such delay, and with the same force and effect as if made on such date. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware or New York, New York, are authorized or required by law, executive order or regulation to close.

         The Trust's revenue available for distribution to holders of the exchange capital securities will be limited to our payments to the Trust under our exchange debt securities. For more information, you should read "Description of Exchange Debt Securities -- General." If we do not make interest payments on the exchange debt securities, the institutional trustee will not have funds available to pay distributions only on the exchange capital securities and on the common securities. We will irrevocably guarantee the payment of distributions only if and to the extent that the Trust has funds legally available to pay the distributions. You should read "Description of Exchange Guarantee" for more information about the extent of our exchange guarantee.

OPTION TO DEFER INTEREST PAYMENTS

         As long as no event of default exists with respect to the exchange debt securities, we have the right under the indenture to elect to defer the payment of interest, including liquidated damages, if any, on the exchange debt securities, at any time or from time to time, for no more than 20 consecutive quarterly periods, each such period an extension period, PROVIDED, THAT no extension period will end on a date other than an interest payment date, or extend beyond April 14, 2034, the stated maturity date of the exchange debt securities, any optional redemption date or the special event redemption date. If we defer interest payments, the Trust will defer quarterly distributions on the exchange capital securities during the extension period. During any extension period, distributions will continue to accumulate on the exchange capital securities and on any accumulated and unpaid distributions, at an annual rate equal to the interest rate applicable during such extension period plus any liquidated damages, compounded quarterly from the relevant distribution date. The term distributions includes any accumulated additional distributions.

         Before the end of any extension period, we may extend the extension period, as long as such extension, together with previous and subsequent extensions, does not cause the extension period to exceed 20 consecutive quarterly periods, or to end on a date other than an interest payment date or extend beyond April 14, 2034 or any date of earlier redemption. At the end of any extension period, we will be required to pay all amounts then due on the related interest payment date, including all deferred interest for such extension period. Thereafter, we may elect to begin a new extension period subject to the above requirements. No interest (except any additional amounts) shall be due and payable during an extension period until such period ends. We must give the indenture trustee notice of our election to defer interest payments or to extend an extension period at least one business day before the regular record date applicable to the date the distributions on the exchange capital securities would have been payable.

         There is no limitation on the number of times that we may elect to begin an extension period. You should read "Description of Exchange Debt Securities -- Option to Extend Interest Payment Date" and "Certain U.S.
Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

         During any extension period, we may not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         o make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equal in all respects with the exchange debt securities; or

         o make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries if such guarantee ranks equal in all respects with the guarantee of the exchange capital securities.

         Notwithstanding the foregoing, during an extension period the following actions are permitted:

         o repurchases, redemptions or other acquisitions of shares of capital stock of Dime Community (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of Dime Community (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

         o any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness;

         o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

         o any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto; and

         o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal to or junior to such stock.

         We do not currently intend to exercise our right to defer payments of interest on the exchange debt securities. Our obligations under the exchange guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions and, therefore, will not require us to make a payment under the exchange guarantee in respect of deferred interest during an extension period. You should read "Description of Exchange Guarantee" for more information about the extent of our guarantee.



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



REDEMPTION

         Upon payment at maturity on April 14, 2034, or redemption, in whole or in part, prior to April 14, 2034, of the exchange debt securities (other than following the distribution of the exchange debt securities to you as a holder of the Trust's exchange capital securities and us, as the holder of the Trust's common securities), the institutional trustee will apply the proceeds from such payment to redeem at the applicable redemption price an amount of exchange capital securities and common securities having an aggregate liquidation amount equal to the principal amount of the exchange debt securities included in such payment. We will give notice of any redemption between 30 to 60 days prior to the redemption date (other than a redemption resulting from the maturity of the exchange debt securities on the maturity date).

         If less than all of the exchange debt securities mature or are redeemed on a redemption date, then the institutional trustee will allocate the proceeds actually received on a PRO RATA basis among the exchange capital securities and the common securities except as described under "-- Subordination of Common Securities."

         We will have the right to redeem the exchange debt securities:

         o        in whole or in part, on or after April 15, 2009; and

         o in whole but not in part, at any time, if there are certain changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the exchange capital securities or the exchange debt securities.

         We may be required to obtain regulatory approval, including the approval of the OTS, before we redeem any exchange debt securities. You should read "Description of Exchange Debt Securities -- Optional Redemption" and " -- Special Event Redemption" for information on redemption of the exchange debt securities.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE DEBT SECURITIES

         We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, we will have the right to distribute the exchange debt securities to the holders of the exchange capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

         o an opinion of counsel to the effect that if we distribute the exchange debt securities, the holders of the exchange capital securities will not experience a taxable event; and

         o        any required regulatory approval.

         The Trust will automatically dissolve if:

         o        the Trust's term expires;

         o certain bankruptcy events relating to us occur, or we dissolve or liquidate;

         o we distribute exchange debt securities having a principal amount equal to the liquidation amount of the exchange capital securities to holders of the exchange capital securities and we, as sponsor, have exercised our right to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

         o the Trust redeems all of the exchange capital securities as described under "-- Redemption;" or

         o a court of competent jurisdiction enters an order for the dissolution of the Trust.



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


         If the Trust is dissolved for any of the above reasons, except for a redemption of all exchange capital securities, it will be liquidated by the trustee as soon as such trustee determines to be practicable by distributing to holders of the exchange capital securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, exchange debt securities having a principal amount equal to the liquidation amount of the exchange capital securities, unless the institutional trustee determines that this distribution is not practicable. If the institutional trustee determines that this distribution is not practicable, the holders of the exchange capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the exchange capital securities to the date of payment (such amount being referred to as the liquidation distribution) out of the assets of the Trust legally available for distribution to such holders, after satisfying the liabilities owed to the Trust's creditors. If the liquidation distribution can be paid only in part, the exchange capital securities will have a priority over the common securities. For more information, you should read " -- Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of exchange debt securities to holders of the exchange capital securities:

         o the exchange capital securities will no longer be deemed to be outstanding;

         o DTC, or its nominee, will receive in respect of each registered global certificate representing exchange capital securities a registered global certificate representing the exchange debt securities to be delivered upon such distribution; and

         o any certificates representing exchange capital securities not held by DTC or its nominee will be deemed to represent exchange debt securities having a principal amount equal to the liquidation amount of those exchange capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those exchange capital securities, until such certificates are presented to us, as the issuer of the exchange debt securities or our agent for transfer or reissuance, in which case we will issue to those holders, and the indenture trustee will authenticate one or more certificates representing the exchange debt securities.

         We cannot assure you of the market prices for the exchange capital securities, or the exchange debt securities that may be distributed to you in exchange for the exchange capital securities, if a dissolution and liquidation of the Trust were to occur. Accordingly, the exchange capital securities that you purchase, or the exchange debt securities that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the exchange capital securities offered by this prospectus.

         If we elect not to redeem the exchange debt securities prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the exchange debt securities to holders of the exchange capital securities, the exchange capital securities will remain outstanding until the repayment of the exchange debt securities at maturity on April 14, 2034.

REDEMPTION PROCEDURES

         If the exchange debt securities mature or are redeemed prior to maturity, the Trust will redeem exchange capital securities at the applicable redemption price with the proceeds received from such maturity or redemption of the exchange debt securities. Any redemption of exchange capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should read " -- Subordination of Common Securities."

         If the Trust gives a notice of redemption for the exchange capital securities, then, by 10:00 a.m., New York City time, on the redemption date, to the extent funds legally are available, with respect to:

         o the exchange capital securities held by DTC or its nominees, the institutional trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable



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



                  redemption price. For more information, you should read " -- Form, Denomination, Book-Entry Procedures and Transfers;" and

         o the exchange capital securities held in certificated form, the institutional trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the exchange capital securities. For more information, you should read " -- Payment and Paying Agency."

         The paying agent will initially be the institutional trustee.

         Notwithstanding the foregoing, if any distribution date falls on or before the redemption date, distributions will be payable to the holders of the exchange capital securities on the record date for such distribution date. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the exchange capital securities called for redemption will cease except the right of the holders of the exchange capital securities to receive the applicable redemption price, without interest, and the exchange capital securities called to be redeemed will cease to be outstanding.

         If any redemption date for the exchange capital securities is not a business day, then the applicable redemption price will be paid on the next business day without interest or any other payment in respect of the delay and with the same force and effect as if made on such date. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the exchange guarantee:

         o distributions on the exchange capital securities will continue to accumulate at the coupon rate, from the redemption date originally established by the Trust to but excluding the date such applicable redemption price is actually paid; and

         o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of exchange capital securities at its registered address.

         Subject to applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding exchange capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, or the redemption price of, the exchange capital securities and the common securities or the liquidation distribution, as applicable, will generally be made on a PRO RATA basis. However, if an event of default exists on any distribution, redemption or liquidation date, no payment of any distributions on, applicable redemption price of, or liquidation distribution relating to, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding exchange capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or the liquidation distribution, as applicable, is made in full. All funds available to the institutional trustee will first be applied to the payment in full in cash of all distributions on, the applicable redemption price of, or liquidation distribution relating to, the exchange capital securities then due and payable.

         In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default if the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the institutional trustee will act solely on behalf of the holders of the exchange capital securities and not on our behalf, and only the holders of the exchange capital securities will have the right to direct the institutional trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An event of default under the indenture constitutes an event of default under the trust agreement. You should read "Description of Exchange Debt Securities -- Events of Default."

         The trust agreement provides that within 90 days after the institutional trustee has actual knowledge of the occurrence of an event, act or condition that, with notice or lapse of time, or both, would constitute an event of default under the indenture, the institutional trustee will give notice of the default to the holders of the exchange capital securities, the administrators and to us, as sponsor, unless the default has been cured or waived. The trust agreement also provides that within ten business days after the institutional trustee has actual knowledge of an event of default the institutional trustee will give notice of the event of default to such persons, unless the event of default has been cured or waived. We, as sponsor, and the administrators are required to file annually with the institutional trustee a certificate as to whether we and the administrators have complied with the applicable conditions and covenants of the trust agreement.

         If an event of default exists, the exchange capital securities will have a preference over the common securities as described under " -- Liquidation of the Trust and Distribution of Exchange Debt Securities" and " -- Subordination of Common Securities." An event of default does not entitle the holders of exchange capital securities to accelerate the mandatory redemption date of the exchange capital securities. For a description of the rights of the holders of the exchange capital securities in the case of an event of default under the indenture, you should read " -- Voting Rights; Amendment of Trust Agreement" and "Description of Exchange Debt Securities -- Enforcement of Certain Rights of Certain Holders of Exchange Capital Securities." If an event of default has occurred and is continuing and such event is attributable to our failure to pay principal of or interest or liquidated damages, if any, on the exchange debt securities when due, any holder of the exchange capital securities may institute a legal proceeding directly against us for such payment without first instituting a legal proceeding against the Trust, the institutional trustee or any other person or entity.

REMOVAL OF TRUSTEES

         Unless an event of default exists we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding exchange capital securities. In no event will the holders of the exchange capital securities have the right to vote to appoint, remove or replace the administrators, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

MERGER OR CONSOLIDATION OF TRUSTEES

         If the institutional trustee or the Delaware trustee is merged, converted or consolidated into another entity, or such trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the such trustee, the new entity shall be the successor of such trustee under the trust agreement, PROVIDED, THAT the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under " -- Liquidation of the Trust and Distribution of Exchange Debt Securities." The Trust may, with the consent of the administrators but without the consent of the holders of the exchange capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease substantially all of its properties and assets to a trust organized as such under the laws of any state; PROVIDED, THAT:

         o        if the Trust is not the survivor, the successor either:

                  o expressly assumes all of the obligations of the Trust with respect to the exchange capital securities; or

                  o substitutes securities for the exchange capital securities that have substantially the same terms as the exchange capital securities so that the substitute securities rank equal to the exchange capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

         o we appoint, as the holder of the exchange debt securities, a trustee of the successor possessing the same powers and duties as the institutional trustee;

         o the exchange capital securities or any substitute securities are listed or quoted, or any substitute securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the exchange capital securities are then listed or quoted, if any;

         o if the exchange capital securities, substitute securities or exchange debt securities are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause the rating on the exchange capital securities or any successor securities to be downgraded or withdrawn by the rating organization;

         o the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any substitute securities) in any material respect;

         o the successor, if any, has a purpose substantially identical to that of the Trust;

         o prior to the transaction, the Trust received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

                  o the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any substitute securities) in any material respect (other than any dilution of such holders' interests in the successor entity);

                  o following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and

                  o the Trust continues to be, and any successor will be, classified as a grantor trust for U.S. federal income tax purposes;

         o we guarantee the obligations of the successor under the substitute securities to the same extent provided by the indenture, the exchange guarantee, the exchange debt securities and the trust agreement.

         Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the exchange capital securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor to be classified other than as a grantor trust for U.S. federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under " -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the exchange capital securities will have no voting rights.

         We, together with the institutional trustee, may amend the trust agreement from time to time, without the consent of the holders of the exchange capital securities:

         o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision;

         o to add to the covenants, restrictions or obligations applicable to us, as sponsor;

         o to modify, eliminate or add to any provisions of the trust agreement that are necessary or advisable, including, without limitation, to ensure that at all times, the Trust will be classified as a grantor trust for U.S. federal income tax purposes and will not be required to register as an investment company under the Investment Company Act; or

         o to modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement.

Notwithstanding the foregoing, in each case noted above, the amendment may not adversely affect the powers, preferences, rights or interests of the holders of the exchange capital securities.

         In addition, we, together with the trustees, may amend the trust agreement with the consent of holders representing a majority in liquidation amount of the outstanding exchange capital securities upon receipt of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's classification as an entity that is not taxable as a corporation or as being a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act. However, unless we obtain the consent of each holder of exchange capital securities, no such amendment may (i) change the amount or timing of any distribution on the exchange capital securities; (ii) change the redemption date(s) or prices or the liquidation distribution or events; or (iii) restrict the right of a holder of exchange capital securities to sue for the enforcement of any payment on or after the specified date.

         So long as the institutional trustee holds any exchange debt securities, the trustees may not:

         o direct the time, method and place of exercising any trust or power conferred on the indenture trustee with respect to the exchange debt securities;

         o        waive certain past defaults under the indenture;

         o exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the exchange debt securities; or

         o consent to any amendment, modification or termination of the indenture or the exchange debt securities, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding exchange capital securities. Notwithstanding the foregoing, where the indenture would require the consent of each holder of exchange debt securities affected thereby, the institutional trustee may not give consent without the prior approval of each holder of the exchange capital securities.

         The trustees will not revoke any action previously authorized or approved by a vote of the holders of the exchange capital securities, except by subsequent vote of such holders. The institutional trustee shall notify each holder of exchange capital securities of any notice of default it receives with respect to the exchange debt securities. In addition to obtaining the approvals of the holders of the exchange capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

         Any required approval of holders of exchange capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The administrators will cause a notice of any meeting at which holders of exchange capital securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of exchange capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the exchange capital securities are entitled to vote or consent under any of the circumstances described above, any of the exchange capital securities that are owned by us, the trustees or any of our or any trustee's affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFERS

         The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form (collectively, the global capital securities). The global capital securities will be deposited upon issuance with the institutional trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described in this prospectus.

         In the event that exchange capital securities are issued in certificated form, the exchange capital securities will be in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and may be transferred or exchanged only in such blocks in the manner described in this prospectus.

         Except as set forth in this prospectus, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 exchange capital securities. Beneficial interests in the global capital securities may not be exchanged for exchange capital securities in certificated form except in the limited circumstances described in this prospectus. You should read "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITARY PROCEDURES

         DTC has advised the Trust and us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations referred to as, participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly referred to as, indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

         DTC also has advised the Trust and us that, pursuant to procedures established by it, (1) upon deposit of the global capital securities, DTC will credit the accounts of participants designated by the initial purchaser with portions of the liquidation amount of the global capital securities and (2) ownership of interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

         You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the exchange capital securities, you should read " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities," " -- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of interests in the global capital securities will not have exchange capital securities registered in their name, will not receive physical delivery of exchange capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

         Payments on the global capital securities registered in the name of DTC, or its nominee, will be payable in immediately available funds by the institutional trustee to DTC or its nominee in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the institutional trustee will treat the persons in whose names the exchange capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the institutional trustee nor any agent thereof has or will have any responsibility or liability for:

         o any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global capital securities; or

         o any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised the Trust and us that its current practice, upon receipt of any payment on the exchange capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the exchange capital securities as shown on the records of DTC. Payments by participants and indirect participants to the beneficial owners of exchange capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the institutional trustee, the Trust or us. None of the Trust, Dime Community or the institutional trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the exchange capital securities, and the Trust, Dime Community and the institutional trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

         If applicable, redemption notices shall be sent to DTC or its nominee. If less than all of the global capital securities are to be redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant that will be redeemed.

         Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of exchange capital securities (including, without limitation, presenting the exchange capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global capital securities in respect of the portion of the liquidation amount of the exchange capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for legended exchange capital securities in certificated form and to distribute the certificated exchange capital securities to its participants.

         We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

         Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. None of the Trust, Dime Community or the institutional trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

EXCHANGE OF BOOK-ENTRY ORIGINAL CAPITAL SECURITIES FOR CERTIFICATED EXCHANGE CAPITAL SECURITIES

         A global original capital security can be exchanged for exchange capital securities in registered certificated form if:

         o DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

         o at Dime Community's request, DTC notifies holders of the exchange capital securities that they may utilize DTC's procedures to cause the exchange capital securities to be issued in certificated form, and such holders request such issuance; or

         o an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

         In addition, beneficial interests in a global capital security may be exchanged by or on behalf of DTC for certificated exchange capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the institutional trustee in accordance with DTC's customary procedures. In all cases, certificated exchange capital securities delivered in exchange for any global original capital security will be registered in the names and issued in any approved denominations requested by or on behalf of DTC (in accordance with its customary procedures) unless the administrators determine otherwise in compliance with applicable law.

PAYMENT AND PAYING AGENCY

         The Trust will make payments on the exchange capital securities that are held in global form in immediately available funds to DTC, or its nominee, which will credit the relevant accounts at DTC on the applicable payment dates. The Trust will make payments on the exchange capital securities, other than payments on a redemption date, that are not held by DTC by mailing a check to the address of the holders on the record date, which will be the date that is 15 calendar days prior to the relevant distribution date (except in limited circumstances), whether or not the record date falls on a business day, appearing on the register or by wire transfer to an account maintained by the holder if it has delivered proper transfer instructions prior to the record date, while payments on a redemption date will be made in immediately available funds upon surrender of the exchange capital securities. The paying agent will initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to the administrators and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the institutional trustee, the administrators and us. In the event that the institutional trustee is no longer the paying agent, the administrators will appoint a successor (which must be a bank or trust company acceptable to the administrators and us) to act as paying agent.

RESTRICTIONS ON TRANSFER

         The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of exchange capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such exchange capital securities for any purpose, including, but not limited to, the receipt of distributions on such exchange capital securities, and such purported transferee will be deemed to have no interest whatsoever in such exchange capital securities.

REGISTRAR AND TRANSFER AGENT

         The institutional trustee will act as registrar and transfer agent for the exchange capital securities.

         The Trust will register transfers of the exchange capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the exchange capital securities registered after they have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

         Unless an event of default exists, the institutional trustee will undertake to perform only the duties specifically set forth in the trust agreement. Upon the occurrence and continuance of an event of default, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of exchange capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the exchange capital securities are entitled under the trust agreement to vote, then the institutional trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the exchange capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         We, the administrators and the institutional trustee are authorized and directed to conduct the affairs of and to operate the Trust in a manner not inconsistent with the trust agreement or applicable law so that:

         o the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

         o        the Trust will be classified as a grantor trust for U.S.
                  federal income tax purposes; and

         o the exchange debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

         We, together with the administrators and the institutional trustee, are authorized to take any action, not inconsistent with applicable law or the trust agreement, that we, the administrators and the institutional trustee determine in our discretion is necessary or desirable for such purposes even if such action adversely affects the interests of the holders of the exchange capital securities.

         The trust agreement provides that holders of the exchange capital securities have no preemptive or similar rights to subscribe for any additional exchange capital securities and the issuance of exchange capital securities is not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The trust agreement and exchange capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.




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



                     DESCRIPTION OF EXCHANGE DEBT SECURITIES

         THIS SUMMARY DESCRIBES THE MATERIAL PROVISIONS OF THE EXCHANGE DEBT SECURITIES. IT IS NOT COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE INDENTURE. THE INDENTURE WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT, EXCEPT UPON EFFECTIVENESS OF THE EXCHANGE OFFER REGISTRATION STATEMENT OR THE SHELF REGISTRATION STATEMENT. HOWEVER, BY ITS TERMS, THE INDENTURE WILL INCORPORATE BY REFERENCE CERTAIN PROVISIONS OF THE TRUST INDENTURE ACT AND UPON CONSUMMATION OF THE EXCHANGE OFFER OR EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THE INDENTURE WILL BE GOVERNED BY AND SUBJECT TO THE TRUST INDENTURE ACT. WE HAVE INCORPORATED THE DEFINITIONS USED IN THE INDENTURE IN THIS PROSPECTUS. YOU CAN OBTAIN A COPY OF THE INDENTURE BY REQUESTING IT FROM DIME COMMUNITY. WILMINGTON TRUST COMPANY WILL ACT AS INDENTURE TRUSTEE UNDER THE INDENTURE.

GENERAL

         The Trust invested the proceeds from the sale of the original capital securities and the common securities in the original junior subordinated debt securities issued by us. The original junior subordinated debt securities bear interest at the annual rate of 7.0% of the principal amount of the original junior subordinated debt securities, payable quarterly in arrears on interest payment dates of January 15th, April 15th, July 15th and October 15th of each year to the person in whose name each original junior subordinated debt security is registered at the close of business on the relevant record date. The exchange debt securities will have terms identical in all material respects to the original junior subordinated debt securities, except that the exchange debt securities will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for any liquidated damages. The first interest payment date for the exchange debt securities will be October 15, 2004. The period beginning on and including the date the exchange debt securities are first issued and ending on but excluding October 15, 2004 and each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

         We anticipate that until the liquidation, if any, of the Trust, each exchange debt security will be held by the institutional trustee in trust for the benefit of the holders of the exchange capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date, the stated maturity date or any earlier date of redemption would otherwise fall on a day that is not a business day, then the payment payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay and with the same force and effect as if made on such date.

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the coupon rate, compounded quarterly from the relevant interest payment date. The term "interest," as used in this prospectus includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable interest payment date.

         The exchange debt securities will be issued as a series of exchange deferrable interest debt securities under the indenture.

         The exchange debt securities will mature on April 14, 2034.

         The exchange debt securities will rank equally to all of our other subordinated debt which has been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior debt, as set forth in the indenture. At June 30, 2004, we had $25 million of senior debt outstanding, consisting entirely of our subordinated notes payable. You should read "-- Subordination."

         Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the exchange capital securities to benefit indirectly from such distribution) is subject to the prior claims of preferred equity holders and creditors of that subsidiary (including depositors, in the case of Dime of Williamsburgh), except to the extent that we may be recognized as a creditor of that subsidiary. At June 30, 2004, our subsidiaries had total liabilities, including deposits, and preferred equity of $3.20 billion. Accordingly, the exchange debt securities will be effectively subordinated to all existing and future liabilities and preferred equity of our subsidiaries (including Dime of Williamsburgh's deposit liabilities) and all liabilities and preferred equity of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any subsidiaries, including senior debt. You should read " -- Subordination."

FORM, REGISTRATION AND TRANSFER

         If the exchange debt securities are distributed to the holders of the exchange capital securities, the exchange debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such exchange debt securities are expected to be substantially similar to those in effect for the exchange capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other, notices and other matters, you should read "Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfers."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any), and interest on, the exchange debt securities will be made at the office of the indenture trustee in Wilmington, Delaware or at the place of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest on an interest payment date other than maturity or earlier redemption may be made, except in the case of exchange debt securities in global form:

         o by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the exchange debt securities; or

         o by wire transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, PROVIDED, THAT proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any exchange debt security on any interest payment date will be made to the person or entity in whose name the exchange debt security is registered at the close of business on the record date for the interest payment date, which will be the date that is 15 calendar days prior to the relevant interest payment date whether or not the record date falls on a business day, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the exchange debt securities.

         Payments in respect of the exchange debt securities in global form, and upon surrender at maturity or earlier redemption regardless of whether in global or certificated form, will be payable in immediately available funds.

         Any moneys deposited with the indenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any exchange debt security and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us and the holder of the exchange debt security shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO EXTEND INTEREST PAYMENT DATE

         As long as no event of default exists, we have the right under the indenture to elect to defer payment of interest, including liquidated damages, if any, on the exchange debt securities, at any time or from time to time, for 20 consecutive quarterly periods, each such period an extension period PROVIDED, THAT no extension period will end on a date other than an interest payment date, or extend beyond April 14, 2034, the stated maturity date of the exchange debt securities or any date of earlier redemption. If we defer interest payments, the Trust will defer quarterly distributions on the exchange capital securities during the extension period. During any extension period, distributions will continue to accrue on the exchange capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution date at the date such deferred interest would have been payable were it not for the extension period. The term distributions includes any accumulated additional distributions.

         Before the end of any extension period, we may extend such period, as long as such extension, together with previous and subsequent extensions, does not cause the extension period to exceed 20 consecutive quarterly periods, or, to end on a date other than an interest payment date or extend beyond April 14, 2034 or any date of earlier redemption. At the end of any extension period we will be required to pay all amounts then due on any interest payment date, in which event we may elect to begin a new extension period, subject to the above requirements. No interest (except any additional amounts that may be due and payable) shall be due and payable during a extension period until such period ends. We must give the indenture trustee notice of our election to defer interest payments, or to extend an extension period at least one business day before the regular record date applicable to the date the distributions on the exchange capital securities would have been payable.

         There is no limitation on the number of times that we may elect to begin an extension period. You should read "Description of Exchange Debt Securities -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any extension period, we may not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock;

         o make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equal in all respects with the exchange debt securities; or

         o make any guarantee payments with respect to any guarantee of the debt securities or preferred interests of any of our subsidiaries if such guarantee ranks equal to the guarantee of the exchange capital securities.

         Notwithstanding the foregoing, during an extension period we may make the following payments:

         o repurchases, redemptions or other acquisitions of shares of capital stock of Dime Community (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of Dime Community (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

         o as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

         o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

         o any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto; and

         o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

         We do not currently intend to exercise our right to defer payments of interest on the exchange debt securities. Our obligations under the exchange guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Exchange Guarantee" for more information about the extent of our guarantee.

OPTIONAL REDEMPTION

         The exchange debt securities will be redeemable, in whole or in part, at our option on or after April 15, 2009, subject to our receipt of any required regulatory approval, at an optional redemption price equal to 100% of the principal amount of the debt securities to be redeemed, plus any unpaid interest and liquidated damages, if any, accrued thereon to but excluding the date fixed for redemption. If we exercise our option to redeem the exchange debt securities under these circumstances, then the proceeds of that redemption must be applied to redeem the exchange capital securities at an optional redemption price. You should read "Description of Exchange Capital Securities -- Redemption."

SPECIAL EVENT REDEMPTION

         If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the exchange capital securities or the exchange debt securities, we may, at our option and at any time, subject to our receipt of any required regulatory approval, redeem the exchange debt securities, in whole but not in part, at any time within 90 days of the relevant change, at the special event redemption price. If we exercise our option to redeem the exchange debt securities under these circumstances, then the proceeds of that redemption must be applied to redeem the exchange capital securities at a special event redemption price.
You should read "Description of Exchange Capital Securities-- Redemption."

         The special event redemption price will be equal to an amount in cash equal to the percentage of the principal amount of the exchange debt security that is specified below for the special event redemption date plus any unpaid interest and liquidated damages, if any, accrued thereon to but excluding the special event redemption date:

                Special event redemption price will
                    be 103.5% to, but excluding
                 April 15, 2005 and thereafter will
                       be as follows for the                Percentage of
                   12-Month Period Beginning               Principal Amount
                   -------------------------               ----------------

                           April 15, 2005                        102.8%
                           April 15, 2006                        102.1%
                           April 15, 2007                        101.4%
                           April 15, 2008                        100.7%
                   April 15, 2009 and thereafter                  100%

         A change in the bank regulatory law means the receipt of an opinion of counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, or change in, any laws or regulations of the United States or any political subdivision thereof or any rules, guidelines or policies of an applicable regulatory agency or authority; or

         o any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement, action or decision is announced on or after the date the exchange capital securities are first issued, there is more than insubstantial risk that the exchange capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 capital (or its then equivalent if we were subject to such capital requirement) applied as if we were a bank holding company.

         A change in the investment company law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, or change in, any laws, rules or regulations of the United States or any political subdivision thereof; or

         o any official administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations,

which amendment or change is effective or which pronouncement, action or decision is announced on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A change in tax law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, clarification of or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

         o any official administrative pronouncement (including any private letter ruling, technical advice memorandum, regulatory procedure, notice or announcement, referred to as an administrative action) or judicial decision interpreting or applying such laws or regulations regardless of whether such administrative action or judicial decision is issued to or in connection with a proceeding involving us or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, administrative action or judicial decision is enacted, promulgated or announced in each case on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that:

         o the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to any income received or accrued on the exchange debt securities;

         o interest payable by us on the exchange debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

         o the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of exchange capital securities, more than a DE MINIMIS amount of other taxes (including withholding taxes), duties, assessments or other governmental charges.

         If the Trust is required to pay (or is required to withhold from distributions to holders of exchange capital securities) any additional taxes (including withholding taxes), duties, assessments or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the exchange debt securities any amounts as may be necessary in order that the net amounts received and retained by the holders of exchange capital securities after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges, will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed.

         We will mail or cause the indenture trustee to mail any notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of exchange debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on the redemption date interest shall cease to accrue on the exchange debt securities called for redemption.



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



CERTAIN COVENANTS OF DIME COMMUNITY

         If at any time:

         o we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an event of default and that we have not cured;

         o we are in default with respect to our payment of any obligations under the exchange guarantee; or

         o we have given notice of our election to exercise our right to defer interest payments on the exchange debt securities as provided in the indenture and the extension period, or any extension of the extension period, is continuing, we will not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         o make any payment of principal or premium if any, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal to the exchange debt securities; or

         o make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries if such guarantee ranks equal to the guarantee of the exchange capital securities, other than:

                  o repurchases, redemptions or other acquisitions of shares of capital stock of Dime Community (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or
                           (3) in connection with the issuance of capital stock of Dime Community (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

                  o as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

                  o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

                  o any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto; and

                  o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

         So long as the exchange capital securities and common securities remain outstanding, we also will:

         o directly or indirectly maintain 100% direct or indirect ownership of the common securities; PROVIDED, HOWEVER, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;



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         o        use commercially reasonable efforts to cause the Trust to
                  remain a statutory trust, except in connection with the distribution of exchange debt securities to the holders of exchange capital securities in liquidation of the Trust, the redemption of all of the exchange capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

         o use commercially reasonable efforts to cause the Trust to otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes; and

         o use commercially reasonable efforts to cause each holder of exchange capital securities to be treated as owning an undivided beneficial interest in the exchange debt securities.

MODIFICATION OF INDENTURE

         From time to time, we, together with the indenture trustee, may, without the consent of the holders of exchange debt securities, enter into an indenture or indentures supplemental to the indenture for specified purposes, including, among other things, (i) curing ambiguities, defects or inconsistencies, (ii) enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, PROVIDED, THAT any such action does not adversely affect the interest of the holders of exchange debt securities or the holders of the exchange capital securities or the common securities and (iii) qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

         The indenture permits us and the indenture trustee, with the consent of the holders of a majority in aggregate principal amount of exchange debt securities outstanding at the time, to enter into an indenture or indentures supplemental to the indenture or any supplemental indenture in a manner affecting the rights of the holders of the exchange debt securities; PROVIDED, THAT no supplemental indenture may, without the consent of the holders of each outstanding exchange debt security affected:

         o change the stated maturity date of or the principal amount of, or any premium on, the exchange debt securities;

         o reduce the rate or extend the time of payment of interest, except pursuant to our right under the indenture to defer the payment of interest. You should also read "-- Option to Extend Interest Payment Date;"

         o reduce or increase the aggregate principal amount of exchange debt securities then outstanding or change any of the redemption provisions;

         o make the principal of or interest on the exchange debt securities payable in any coin or currency other than U.S. dollars;

         o impair or affect the right of any holder of exchange debt securities to institute suit for the payment thereof; or

         o reduce the percentage of the principal amount of the exchange debt securities, the holders of which are required to consent to any such modification.

EVENTS OF DEFAULT

         An "event of default" is:

         o our failure for 30 days to pay any interest or liquidated damages, if any, on the exchange debt securities or any other similar debt securities when due (subject to the extension of any interest payment date in the case of a extension period with respect to the exchange debt securities);



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



         o our failure to pay any principal or premium, if any on the exchange debt securities or any other similar debt securities when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

         o our failure to observe or perform, in any material respect, certain covenants contained in the indenture for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee from the holders of not less than 25% in aggregate outstanding principal amount of exchange debt securities;

         o the Trust is dissolved, unless as contemplated by the trust agreement; or

         o certain events related to our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the exchange debt securities have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the exchange debt securities may declare the principal and any premium and interest accrued and unpaid thereon to be due and payable immediately upon an event of default; PROVIDED, HOWEVER, that our bankruptcy, insolvency or reorganization will result in an automatic acceleration of the maturity of the exchange debt securities and all accrued and unpaid interest thereon. The holders of a majority in aggregate outstanding principal amount of the exchange debt securities and any premium and interest accrued, but unpaid, thereon may annul this declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee.

         Prior to any acceleration, the holders of a majority in aggregate outstanding principal amount of the exchange debt securities may, on behalf of the holders of all the exchange debt securities, waive (or modify any previously granted waiver of) any past default, except a default in the payment of principal or premium, if any, or interest or liquidated damages, if any, (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due (and premium, if any) otherwise than by acceleration has been deposited with the indenture trustee), a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding exchange debt security or a default in respect of the covenants regarding limitations on dividends, PROVIDED, THAT if the exchange debt securities are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver will not be effective until the holders of a majority in liquidation amount of the outstanding exchange capital securities have consented to such waiver or modification to such waiver.

         The indenture requires that we file with the indenture trustee a certificate annually as to the absence of defaults specified under the indenture.

         The indenture provides that the indenture trustee may withhold notice of an event of default other than a default in the payment of principal, premium, if any, interest or liquidated damages, if any, from the holders of the exchange debt securities if the indenture trustee considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If an event of default exists that is attributable to our failure to pay the principal of and premium, if any, or interest or liquidated damages, if any, on the exchange debt securities on the due date, a holder of exchange capital securities may institute a direct action against us. You should read "Description of Exchange Capital Securities -- Events of Default; Notice." We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the exchange capital securities. Notwithstanding any payments that we make to a holder of exchange capital securities in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, and interest and liquidated damages, if any, on the exchange debt securities, and we shall be subrogated to the rights of the holder of the exchange capital securities with respect to payments on the exchange capital securities to the extent that we make any payments to a holder in any direct action.



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



         The holders of the exchange capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the exchange debt securities, unless an event of default exists under the trust agreement. You should read "Description of Exchange Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person shall consolidate with or merge into us unless:

         o the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the exchange debt securities;

         o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, exists; and

         o certain other conditions as prescribed in the indenture are met.

         The general provisions of the indenture do not afford holders of the exchange debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the exchange debt securities.

SATISFACTION AND DISCHARGE

         The indenture provides that when, among other things,

         o all exchange debt securities are delivered to the indenture trustee for cancellation;

         o all exchange debt securities not previously delivered to the indenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for redemption within one year; and

         o we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the exchange debt securities not previously delivered to the indenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional amounts if any) to and including the date of redemption or maturity, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

SUBORDINATION

         To the extent provided in the indenture, we have promised that any of our exchange debt securities issued under the indenture and any supplemental indenture will be ranked junior to all of our senior debt. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, the senior debt must be paid in full before the holders of the exchange debt securities will be entitled to receive or retain any payment in respect thereof.





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



         No payments on account of principal or interest, if any, in respect of the exchange debt securities may be made if there is:

         o        a default in any payment with respect to senior debt; or

         o an event of default exists with respect to any senior debt that accelerates the maturity of the senior debt.

         The term "senior debt" means, with respect to Dime Community, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of Dime Community for money borrowed and (B) indebtedness evidenced by securities, debt securities, notes, bonds or other similar instruments issued by Dime Community;
(ii) all capital lease obligations of Dime Community; (iii) all obligations of Dime Community issued or assumed as the deferred purchase price of property, all conditional sale obligations of Dime Community and all obligations of Dime Community under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of Dime Community for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Dime Community is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Dime Community (whether or not such obligation is assumed by Dime Community), whether incurred on or prior to the date of the indenture or thereafter incurred, unless, with the prior approval of the OTS (or such other bank regulatory authority that is then the primary holding company regulator of Dime Community) if not otherwise generally approved, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided, that such obligations are not superior or are PARI PASSU in right of payment to the exchange debt securities; PROVIDED, HOWEVER, that senior debt shall not include (A) any other debt securities issued to any trust other than the Trust (or a trustee of such trust), partnership or other entity affiliated with Dime Community that is a financing entity of Dime Community, in connection with the issuance by such financing entity of equity securities or other securities in transactions substantially similar in structure to the transaction contemplated under the indenture and in the trust agreement or (B) any guarantees of Dime Community in respect of the equity or other securities of any financing entity referred to in clause (A) above pursuant to an instrument that ranks equal in right of payment to the guarantee.

         We are a savings and loan holding company and almost all of our operating assets are owned by Dime of Williamsburgh. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debt securities should look only to us for payments on the exchange debt securities. We rely on dividends from Dime of Williamsburgh to pay for the interest expense on debt obligations of approximately $2.4 million per annum, based on the outstanding amount of debt obligations as of that date, and for our non-bank operating expenses of approximately $750,000 per annum. There are regulatory limitations on the payment of dividends directly or indirectly to us from Dime of Williamsburgh. In addition, Dime of Williamsburgh is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from Dime of Williamsburgh unless the loans are secured by various types of collateral. You should read "Risk Factors -- Dime of Williamsburgh's ability to pay dividends or lend funds to its affiliates is subject to regulatory limitations which may prevent Dime Community from making payments under the subordinated debt securities."

RESTRICTIONS ON TRANSFER

         The exchange debt securities will be issued and may be transferred only in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of exchange debt securities in unauthorized denominations will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such exchange debt securities for any purpose, including, but not limited to, the receipt of payments on such exchange debt securities, and such purported transferee shall be deemed to have no interest whatsoever in such exchange debt securities.



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



GOVERNING LAW

         The indenture and the exchange debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The indenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of exchange debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.
















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                        DESCRIPTION OF EXCHANGE GUARANTEE

         We will execute and deliver the exchange guarantee at the same time the exchange capital securities are issued. The exchange guarantee will be qualified as an indenture under the Trust Indenture Act upon effectiveness of the exchange offer registration statement. The terms of the exchange guarantee are identical in all material respects to the terms of the original guarantee. This summary of the material provisions of the exchange guarantee is not complete and is subject to, and qualified in its entirety by, the exchange guarantee and the Trust Indenture Act. The guarantee trustee will hold the exchange guarantee for the benefit of the holders of the exchange capital securities. You can obtain a copy of the exchange guarantee by requesting it from Dime Community. Wilmington Trust Company will act as guarantee trustee under the exchange guarantee.

GENERAL

         We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the payments with respect to the exchange capital securities to the extent not paid by the Trust. The payments that will be subject to the exchange guarantee are:

         o any accrued and unpaid distributions required to be paid on the exchange capital securities, to the extent that the Trust has funds available at that time;

         o the applicable redemption price with respect to the exchange capital securities that are (1) called for redemption or (2) mandatorily redeemed, to the extent that the Trust has funds legally available at that time; and

         o upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the exchange debt securities to holders of the exchange capital securities), the lesser of (a) the liquidation amount and any accrued and unpaid distributions on the exchange capital securities, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of exchange capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

         The exchange guarantee will rank subordinate and junior to all senior debt to the extent provided in the exchange guarantee, as discussed under " -- Status of the Exchange Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the exchange capital securities or by causing the Trust to pay these amounts to the holders of the exchange capital securities.

         The exchange guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the exchange capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make interest and other payments on the exchange debt securities held by the Trust, then the Trust will not be able to pay you the distributions and other amounts due on the exchange capital securities since it will not have funds legally available therefor. You should read "Relationship Among the Exchange Capital Securities, the Exchange Debt Securities and the Exchange Guarantee." The exchange guarantee does not limit us or our subsidiaries from incurring or issuing other secured or unsecured debt, including senior debt, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

         The holders of a majority in aggregate liquidation amount of the exchange capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our exchange guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our exchange guarantee. In the event of a failure to make a payment under the exchange guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         If we default on our obligation to pay amounts payable under the exchange debt securities, the Trust will lack funds for the payment of distributions and other amounts when due, and the holders of the exchange capital securities will not be able to rely upon the exchange guarantee for payment of such amounts. Instead, if an event of default exists that is attributable to our failure to pay principal of or premium, if any, or interest on the exchange debt securities on a payment date, then any holder of exchange capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on such exchange debt securities having a principal amount equal to the aggregate liquidation amount of the exchange capital securities of that holder. In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of exchange capital securities in the direct action. Except as described herein, holders of exchange capital securities will not be able to exercise directly any other remedy available to the holders of the exchange debt securities or assert directly any other rights in respect of the exchange debt securities. The trust agreement provides that each holder of exchange capital securities by accepting the exchange capital securities agrees to the provisions of the exchange guarantee and the indenture.

         We will, through our exchange guarantee, the trust agreement, the exchange debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the exchange capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities. You should read "Relationship Among the Exchange Capital Securities, the Exchange Debt Securities and the Exchange Guarantee" for more information about our guarantee.

STATUS OF THE EXCHANGE GUARANTEE

         Our exchange guarantee will constitute an unsecured obligation and will rank subordinate and junior to all present and future senior debt in the same manner as the exchange debt securities, as described under "Description of Exchange Debt Securities -- Subordination." In addition, because we are a holding company, our right to participate in any distribution of Dime of Williamsburgh's assets upon Dime of Williamsburgh's liquidation or reorganization or otherwise is subject to the prior claims of Dime of Williamsburgh's creditors (including its depositors) and preferred equity holders except to the extent we may be recognized as a creditor of Dime of Williamsburgh. Accordingly, our obligations under the exchange guarantee effectively will be subordinated to all existing and future liabilities and preferred equity of our present and future subsidiaries (including depositors of Dime of Williamsburgh). As a result, claimants should look only to our assets for payments under the exchange guarantee. You should read "Risk Factors -- Dime of Williamsburgh's ability to pay dividends or lend funds to its affiliates is subject to regulatory limitations which may prevent Dime Community from making payments under the exchange debt securities" and "Description of Exchange Debt Securities -- General."

         Our exchange guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by our other financing entities. Our exchange guarantee of the Trust's exchange capital securities does not limit the amount of secured or unsecured debt, including senior debt, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities and may issue preferred equity.

         Our exchange guarantee will constitute a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against any other person or entity. Our exchange guarantee will be held for the benefit of the holders of the exchange capital securities. Our exchange guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the exchange debt securities to the holders of the exchange capital securities.

EVENTS OF DEFAULT

         There will be an event of default under the exchange guarantee if we fail to perform any of our payment or other obligations under the exchange guarantee. The holders of a majority in liquidation amount of the exchange capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our exchange guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our exchange guarantee, PROVIDED, HOWEVER, that the guarantee trustee shall have the right to decline to follow any such direction if the guarantee trustee determines that the actions would unjustly prejudice the holders not taking part, or if the guarantee trustee is advised by legal counsel that the



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



action may not be lawfully taken, or if the guarantee trustee determines that the action would involve the guarantee trustee in personal liability.

         In the event of a failure to make a payment under the exchange guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our exchange guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the exchange capital securities (in which case no vote will be required), the exchange guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding exchange capital securities. You should read "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the exchange guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the exchange capital securities then outstanding. We, as guarantor, may not assign our rights or delegate our obligations under the exchange guarantee, except in connection with any merger or consolidation as permitted by the indenture.

TERMINATION OF THE EXCHANGE GUARANTEE

         Our exchange guarantee will terminate upon:

         o full payment of the applicable redemption price of all outstanding exchange capital securities;

         o full payment of the liquidation distribution payable upon dissolution of the Trust;

         o distribution of exchange debt securities to the holders of the exchange capital securities; or

         o the exchange of all exchange capital securities pursuant to the exchange offer.

         Our exchange guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the exchange capital securities must restore payment of any sums paid under the exchange capital securities or the exchange guarantee.

INFORMATION CONCERNING THE EXCHANGE GUARANTEE TRUSTEE

         The guarantee trustee, unless we default under the exchange guarantee, will undertake to perform only such duties as are specifically set forth in the exchange guarantee and, in case a default with respect to the exchange guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the exchange guarantee at the request of any holder of the exchange capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

GOVERNING LAW

         The exchange guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.




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                   DESCRIPTION OF ORIGINAL CAPITAL SECURITIES

         We refer to the original capital securities, the original guarantee and the original debt securities collectively as the original securities and refer to the exchange capital securities, the exchange guarantee and the exchange debt securities collectively as the exchange securities.

         The terms of the original securities are identical in all materials respects to the exchange securities, except that:

         o the original securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable registration rights agreement, which rights will terminate upon consummation of the exchange offer, except under limited circumstances;

         o the exchange capital securities will not provide for any increase in the distribution rate; and

         o the exchange debt securities will not provide for any liquidated damages.

         The original securities provide that, if a registration statement relating to the exchange offer is not declared effective by the SEC on or prior to the 180th day after the issue date, liquidated damages shall accrue on the principal amount of the original junior subordinated debt securities, and additional distributions shall accumulate on the liquidation amount of the original capital securities, each at a rate of 25 basis points per annum. In addition, the original capital securities provide that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum for the period from the occurrence of such event until such time as the exchange offer has been consummated. The exchange securities are not, and upon consummation of the exchange offer, the original securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk Factors--Your failure to exchange original capital securities may adversely affect your ability to sell such securities" and "Description of Exchange Capital Securities."

             RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE
               EXCHANGE DEBT SECURITIES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We will irrevocably guarantee payments of distributions and other amounts due on the exchange capital securities to the extent the Trust has funds available to make such payments as and to the extent set forth under "Description of Exchange Guarantee." Taken together, our obligations under the exchange debt securities, the indenture, the trust agreement and the exchange guarantee will provide, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the exchange capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this exchange guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities.

         If and to the extent that we do not make the required payments on the exchange debt securities, the Trust will not have sufficient funds to make its related payments, including distributions on the exchange capital securities. Our exchange guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of exchange capital securities, is to institute a direct action against us. Our obligations will be subordinate and junior to all senior debt.



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SUFFICIENCY OF PAYMENTS

         As long as we pay the interest and other payments when due on the exchange debt securities, the Trust will have sufficient funds to cover distributions and other amounts due on the exchange capital securities, primarily because:

         o the aggregate principal amount or redemption price of the exchange debt securities will equal the sum of the liquidation amount or redemption price, as applicable, of the exchange capital securities;

         o the interest rate and interest payment dates and other payment dates on the exchange debt securities will match the distribution rate and distribution payment dates and other payment dates for the exchange capital securities;

         o as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of exchange capital securities; and

         o the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         You, as holder of exchange capital securities, may institute a legal proceeding directly against us for nonpayment of amounts payable on the exchange capital securities and to enforce the rights of the guarantee trustee under our exchange guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

         A default or event of default under any senior debt would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior debt or there is a distribution of our assets upon a bankruptcy, insolvency or similar proceeding involving us, the subordination provisions of the indenture provide that we cannot make payments in respect of the exchange debt securities until we have paid the senior debt in full or we have cured the related default or the related default has been waived. Our failure to make required payments on exchange debt securities would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The exchange capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the exchange capital securities, using the proceeds from the sale of the original capital securities and the common securities to acquire the original junior subordinated debt securities, exchanging the original capital securities and original junior subordinated debt securities in the exchange offer, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a exchange capital security and a holder of a exchange debt security is that a holder of a exchange debt security will be entitled to receive from us the principal of (and premium, if any) and interest on its exchange debt securities, while a holder of exchange capital securities is entitled to receive distributions and other amounts from the Trust (or, in certain circumstances, from us under our exchange guarantee) if and to the extent the Trust has funds legally available to pay such amounts.

RIGHTS UPON DISSOLUTION

         Unless the exchange debt securities are distributed to holders of the exchange capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the exchange capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. You should read "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Debt Securities."



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         If we are voluntarily or involuntarily liquidated or bankrupted, the institutional trustee, as holder of the exchange debt securities, would be one of our subordinated creditors, subordinated in right of payment to all senior debt, but entitled to receive payment in full of the principal of and interest on the exchange debt securities, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the exchange guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its exchange capital securities), the positions of a holder of exchange capital securities and a holder of exchange debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Thacher Proffitt & Wood llp, special U.S. federal income tax counsel to us and the Trust, the following describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a capital security.

         This summary addresses only the tax consequences to a person that acquires a capital security on its original issuance at its original price and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of a capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold a capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to a capital security. Except as noted below in the discussion of Non-U.S. Holders, this discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of a capital security that, for U.S. federal income tax purposes, is (or is treated as):

         o        a citizen or individual resident of the United States;

         o        a corporation or partnership (or entity treated for U.S.
                  federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations;

         o an estate the income of which is includible in gross income for U.S. federal income tax purposes without regard to its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

         This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of a capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Thacher Proffitt & Wood llp is not binding on the Internal Revenue Service, referred to as the IRS, or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this prospectus. We can give no assurance that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

         PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.



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


EXCHANGE OF CAPITAL SECURITIES

         The exchange of the original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for U.S. federal income tax purposes and, therefore, should not be a taxable event to holders for U.S. federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the original capital securities. If the exchange were treated as an exchange for U.S. federal income tax purposes, such exchange should constitute a recapitalization for U.S. federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the exchange capital securities as such holder had in the original capital securities immediately prior to the exchange.

CLASSIFICATION OF THE EXCHANGE DEBT SECURITIES

         We intend to take the position that the exchange debt securities will be classified for U.S. federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the exchange capital securities (by acceptance of a beneficial interest in an exchange capital security) will agree to treat the exchange debt securities as our indebtedness for all U.S. federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the exchange debt securities will be classified as our indebtedness for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the exchange capital securities, Thacher Proffitt & Wood llp will render its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and will not be classified as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, the Trust will not be subject to U.S. federal income tax, each holder of an exchange capital security will be considered the owner of an undivided portion of the exchange debt securities owned by the Trust and each holder of an exchange capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the exchange debt securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the terms of the Indenture, we have the right to defer the payment of interest on the exchange debt securities at any time or from time to time for one or more extension periods not exceeding 20 consecutive quarterly periods each, PROVIDED, THAT no extension period shall end on a date other than an interest payment date or extend beyond April 14, 2034. By reason of that right, the Treasury regulations will subject the exchange debt securities to the rules in the Internal Revenue Code, referred to as the Code, and Treasury regulations on debt instruments issued with original issue discount, unless the Indenture or exchange debt securities contain terms or conditions that make the likelihood of exercise of the extension option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is "remote" since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the exchange debt securities will not be considered to be issued with original issue discount and, accordingly, stated interest on the exchange debt securities generally will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

         Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the exchange debt securities would at that time be treated as issued with original issue discount, and all stated interest (including any liquidated damages) on the exchange debt securities would thereafter be treated as original issue discount as long as the exchange debt securities remain outstanding. If this occurred, all of a U.S. Holder's interest income (including any liquidated damages) with respect to the exchange debt securities would thereafter be accounted for on an economic accrual basis over the remaining term of the exchange debt securities regardless of such holder's regular method of tax accounting, and actual distributions of stated interest would not be separately reported as taxable income. Consequently, a holder of an exchange capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during an extension period. The amount of such includible original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the exchange debt securities would be treated as having been originally issued with original issue discount. In such event a U.S. Holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the exchange debt securities at the stated interest rate, regardless of such holder's regular method of tax accounting, and actual cash payments of interest on the exchange debt securities would not be separately includible in gross income. These Treasury regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described in this prospectus.

         Because income on the exchange capital securities will constitute interest or original issue discount, corporate holders of the exchange capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the exchange capital securities.

RECEIPT OF EXCHANGE DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

         We will have the right at any time to liquidate the Trust and cause the exchange debt securities to be distributed to the holders of the exchange capital securities and common securities, provided that we receive (i) an opinion of counsel to the effect that if we distribute the exchange debt securities, the holders of the exchange capital securities will not experience a taxable event and (ii) any regulatory approval. Under current law, the liquidation of the Trust and the distribution of the exchange debt securities to U.S. Holders of exchange capital securities, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate adjusted tax basis in the exchange debt securities received by such holder would be equal to the holder's aggregate adjusted tax basis in its exchange capital securities surrendered. A U.S. Holder's holding period in the exchange debt securities received in liquidation of the Trust would be no shorter than the period during which the exchange capital securities were held by that holder.

         If a U.S. Holder receives exchange debt securities in exchange for such holder's exchange capital securities, the U.S. Holder would continue to accrue interest, and original issue discount, if any, in respect of those exchange debt securities in the manner described above.

         The exchange debt securities may be redeemed in cash, and the proceeds of that redemption would be distributed to holders in redemption of their exchange capital securities. Under current law, that redemption would constitute, for U.S. federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under " -- Sales or Redemptions of Exchange Capital Securities."

SALES OR REDEMPTIONS OF EXCHANGE CAPITAL SECURITIES

         On a sale or redemption of a exchange capital security for cash, a U.S. Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the exchange capital security and the amount realized on the sale or redemption of that exchange capital security. If the rules regarding original issue discount do not apply, a U.S. Holder's adjusted tax basis in a exchange capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder will have a basis in any accrued but unpaid interest. If the rules regarding original issue discount apply, a U.S. Holder's adjusted tax basis in a exchange capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received on the exchange capital security (other than any payments of interest or liquidated damages received with respect to the periods prior to the effective date of Dime Community's exercise of its option to defer payments of interest in the event that the rules regarding original issue discount were to apply solely as a result of such exercise). Gain or loss recognized on a sale or redemption of a exchange capital security will be capital gain or loss. Capital gain recognized by an individual in respect of an exchange capital security held for more than one year as of the date of sale or redemption is subject to a maximum U.S. federal income tax rate of 15%.

         The exchange capital securities may trade at a price that discounts any accrued but unpaid interest on the exchange debt securities. Therefore, the amount realized by a U.S. Holder who disposes of an exchange capital security between distribution payment dates and whose adjusted tax basis in the exchange capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted tax basis in the exchange capital security. A U.S. Holder's adjusted tax basis in an exchange capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules. In that case, the U.S. Holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

NON-U.S. HOLDERS

         For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of an exchange capital security that is not a U.S. Holder.

         Under current U.S. federal income tax laws, subject to the discussion below of backup withholding, payments by the Trust or any of its paying agents to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, PROVIDED, THAT the Non-U.S. Holder (a) does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote, (b) is not a controlled foreign corporation that is related to us through stock ownership, (c) is not a bank whose receipt of interest on the exchange debt securities is described in
Section 881(c)(3)(A) of the Code, and (d) is not a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the U.S. to prevent tax evasion by U.S. persons, and either (A) the Non-U.S. Holder certifies, on IRS Form W-8BEN (or appropriate successor document), to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business, referred to as a "Financial Institution," and holds the exchange capital security in that capacity certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the Non-U.S. Holder by it or by a Financial Institution between it and the Non-U.S. Holder and furnishes the Trust or its agent with a copy thereof.

         If a Non-U.S. Holder does not qualify for the foregoing exemption from withholding, payments of interest, including liquidated damages and payments relating to any accrued original issue discount, to that Non-U.S. Holder may be subject to withholding tax at a tax rate of 30%, which tax may be subject to reduction, including exemption, under any applicable tax treaty, provided the Non-U.S. Holder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN, or appropriate successor form, to report its eligibility for that reduced rate or exemption.

         If a Non-U.S. Holder is engaged in a trade or business in the U.S. and interest on the exchange capital securities (or the exchange debt securities) is effectively connected with the conduct of that trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on that interest (and any liquidated damages) at graduated rates on a net income basis in generally the same manner as if it were a U.S. Holder, provided the Non-U.S. Holder supplies, at the time of its initial purchase, and at all subsequent times that are required under the Treasury regulations, a written statement, such as a properly executed IRS Form W-8ECI, or appropriate successor form, that such income is, or is expected to be, effectively connected with the conduct of a trade or business within the U.S. of that holder and is includible in the holder's gross income for the taxable year. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits that are repatriated or treated as repatriated. For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-U.S. Holder entitled to the benefits of a tax treaty with the U.S., the foregoing discussion generally applies only if the Non-U.S. Holder is engaged in business in the U.S. through a U.S. permanent establishment and the income on the exchange debt securities is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends.

         Any gain recognized upon a sale or other disposition of exchange capital securities (or exchange debt securities) generally will not be subject to U.S. federal income tax unless (1) the gain is, or is treated as, effectively connected with a U.S. trade or business of the Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is an



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individual, that individual is present in the U.S. for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including original issue discount, accrued on exchange capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup withholding" will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. The current backup withholding rate is 28%.

         Payment of the proceeds from the disposition of exchange capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Non-U.S. Holders are generally exempt from the backup withholding rules but are required to comply with certification and identification requirements to prove their exemption. Non-U.S. Holders may be subject to certain information reporting rules.

         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on exchange capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of exchange capital securities by January 31 following each calendar year.

         THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A EXCHANGE CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.




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                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the purchase of exchange capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA, each, referred to as a Plan and, collectively, Plans, should consider:

         o whether the ownership of exchange capital securities is in accordance with the documents and instruments governing such Plan;

         o whether the ownership of exchange capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
                  Section 4975 of the Code; or

         o whether the assets of the Trust are treated as assets of the Plan; and

         o        the need to value the assets of the Plan annually.

In addition, the fiduciary of an individual retirement arrangement or other entity subject to Section 4975 of the Code, referred to as an IRA, considering the purchase of exchange capital securities should consider whether the ownership of the exchange capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the exchange capital securities. Any fiduciary of such a governmental or church plan considering an investment in the exchange capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

         PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA, referred to as Plan Assets, for purposes of ERISA and the related prohibited transaction provisions of the Code, referred to as the Plan Asset Regulation, 29 C.F.R. Sec. 2510.3-101, when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company, and the exchange capital securities are not expected to represent "publicly offered securities."

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the exchange capital securities, the aggregate interest in the exchange capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the exchange capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the exchange capital securities, the Trust's assets could be deemed to be Plan Assets of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The institutional trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the exchange capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the institutional trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the institutional trustee will be for the most part custodial and ministerial in nature.

PROHIBITED TRANSACTIONS

         Each of the Trust, Dime Community (the obligor with respect to the exchange debt securities held by the Trust) and their affiliates or the institutional trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the exchange capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the exchange capital securities or acquiring exchange debt securities, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the exchange capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA which is investing in the exchange capital securities include the following, referred to collectively as the ERISA Investor Exemptions:

         o Prohibited Transaction Class Exemption, referred to as PTCE, 90-1, regarding investments by insurance company pooled separate accounts;

         o PTCE 91-38, regarding investments by bank collective investment funds;

         o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

         o PTCE 96-23, regarding transactions effected by in-house asset managers; and

         o PTCE 95-60, regarding investments by insurance company general accounts.

         No person who is, or who in acquiring exchange capital securities is using the assets of, a Plan or IRA may acquire exchange capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the exchange capital securities will not result in a nonexempt Prohibited Transaction. The acquisition of the exchange capital securities by any person who is, or who in acquiring such exchange capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the trustee of the Trust, Dime Community and the initial purchaser either that:

         o it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

         o such acquisition is eligible for the exemptive relief in one of the ERISA Investor Exemptions or another applicable exemption and will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         In the case of exchange capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustees of the Trust, Dime Community and the initial purchaser.

         THE DISCUSSION OF ERISA HEREIN IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, DIME COMMUNITY, THE INSTITUTIONAL TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN.

         ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and we have agreed that, starting on the expiration date and ending on the close of business on the 90th day following the expiration date, the Trust and we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the exchange capital securities may be required to deliver a prospectus.

         The Trust and we will not receive any proceeds from any sale of exchange capital securities by broker-dealers. Exchange capital securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange capital securities and any commissions or concessions received by any such persons or entities may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

         For a period of 90 days after the expiration date, the Trust and we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Trust and we have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original capital securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange capital securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Thacher Proffitt & Wood llp, our special counsel. Certain matters of Delaware law relating to the validity of the exchange capital securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust. Certain matters relating to United States federal income tax considerations will be passed upon for us by Thacher Proffitt & Wood llp, special tax counsel to us.

                                     RATINGS

         Neither the original capital securities nor the exchange capital securities have been rated by a rating agency.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from Dime Community's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

=======================================================          ====================================================


         You should rely only on the information
contained in this prospectus or that to which we have
referred you. We have not authorized anyone to provide
you with any additional or different information. This                                $70,000,000
prospectus does not constitute an offer to sell, or the
solicitation of an offer to buy, any of the securities
offered hereby to any person in any jurisdiction in
which such offer or solicitation would be unlawful. The
affairs of Dime Community or the Trust may change after                         DIME COMMUNITY CAPITAL
the date of this prospectus.                                                           TRUST I

                   -----------------

                   TABLE OF CONTENTS                                             OFFER TO EXCHANGE ITS
                                                                           7.0% CAPITAL SECURITIES, SERIES B
Available Information...............................1                         (LIQUIDATION AMOUNT $1,000
Incorporation Of Certain Documents By Reference.....2                        PER EXCHANGE CAPITAL SECURITY)
Forward Looking Statements..........................3                     WHICH HAVE BEEN REGISTERED UNDER THE
Summary.............................................4                           SECURITIES ACT OF 1933
The Exchange Offer..................................6                                 FOR ANY AND
The Exchange Capital Securities....................10                            ALL OF ITS OUTSTANDING
Selected Consolidated Financial And Other Data.....14                      7.0% CAPITAL SECURITIES, SERIES A
Risk Factors.......................................16                         (LIQUIDATION AMOUNT $1,000
Use Of Proceeds....................................26                        PER ORIGINAL CAPITAL SECURITY)
Accounting Treatment...............................26                          FULLY AND UNCONDITIONALLY
Capitalization.....................................27                     GUARANTEED, TO THE EXTENT DESCRIBED
Consolidated Ratios Of Earnings                                                  IN THIS PROSPECTUS, BY
To Fixed Charges...................................28
Dime Community Bancshares, Inc.....................29
Dime Community Capital Trust I.....................30
The Exchange Offer.................................30                                 [DIME LOGO]
Description Of Exchange Capital Securities.........40
Description Of Exchange Debt Securities............53
Description Of Exchange Guarantee..................64
Description Of Original Capital Securities.........67
Relationship Among The Exchange Capital
Securities, The  Exchange Debt Securities                                              PROSPECTUS
And The Exchange Guarantee ........................67
Certain Federal Income Tax Consequences............69
Erisa Considerations...............................74                               __________, 2004
Plan Of Distribution...............................76
Legal Matters......................................76
Ratings............................................77
Experts............................................77



=======================================================          ====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Article IX of the Certificate of Incorporation of Dime Community Bancshares, Inc., referred to as Dime Community, provides that a director shall not be personally liable to Dime Community or its shareholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.
Article X of our Certificate of Incorporation requires us, among other matters, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of Dime Community, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of Dime Community, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of Dime Community.

         Article X also empowers Dime Community to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not we would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. We are also authorized by our Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. We currently maintain directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a) List of Exhibits.

EXHIBIT
   NO.                                DESCRIPTION
---------   --------------------------------------------------------------------
4.1         Indenture between Dime Community Bancshares, Inc. and Wilmington
            Trust Company, as Indenture Trustee, dated as of March 19, 2004, relating to the Original Debt Securities (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration
            No. 333-117743)).
4.2         Form of Certificate of Exchange Debt Securities (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration
            No. 333-117743)).
4.3         Certificate of Trust of Dime Community Capital Trust I, dated as of
            March 12, 2004 (incorporated by reference from the Registration
            Statement on Form S-4 filed with the Securities and Exchange
            Commission on July 29, 2004 (Registration No. 333-117743)).
4.4         Declaration of Trust of Dime Community Capital Trust I, dated as of
            March 11, 2004 (incorporated by reference from the Registration
            Statement on Form S-4 filed with the Securities and Exchange
            Commission on July 29, 2004 (Registration No. 333-117743)).
4.5         Second Amended and Restated Declaration of Trust for Dime Community
            Capital Trust I, dated as of July 29, 2004 (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration
            No. 333-117743)).
4.6         Certificate of Common Securities of Dime Community Capital Trust I
            (incorporated by reference from the Registration Statement on Form
            S-4 filed with the Securities and Exchange Commission on July 29,
            2004 (Registration No. 333-117743)).
4.7         Form of Exchange Capital Security Certificate for Dime Community
            Capital Trust (incorporated by reference from the Registration
            Statement on Form S-4 filed with the Securities and Exchange
            Commission on July 29, 2004 (Registration No. 333-117743)).
4.8         Series A Guarantee Agreement of Dime Community Bancshares, Inc. and
            Wilmington Trust Company, dated as of March 19, 2004 (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004
            (Registration No. 333-117743)).
4.9         Series B Guarantee Agreement of Dime Community Bancshares, Inc. and
            Wilmington Trust Company (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
4.10        Registration Rights Agreement among Dime Community Bancshares, Inc.,
            Dime Community Capital Trust I, and Sandler O'Neill & Partners,
            L.P., dated as of March 12, 2004 (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
4.11        Liquidated Damages Agreement among Dime Community Bancshares, Inc.,
            Dime Community Capital Trust I, and Sandler O'Neill & Partners,
            L.P., dated as of March 12, 2004 (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
5.1         Opinion of Thacher Proffitt & Wood llp as to the validity of the securities registered hereunder (including the consent of that firm)
            (incorporated by reference from the Registration Statement on Form
            S-4 filed with the Securities and Exchange Commission on July 29,
            2004 (Registration No. 333-117743)).
8.1         Opinion of Thacher Proffitt & Wood llp as to certain federal income tax matters (including the consent of that firm) (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration
            No. 333-117743)).
12.1        Computation of ratio of earnings to combined fixed charges
            (excluding interest on deposits).
12.2        Computation of ratio of earnings to combined fixed charges
            (including interest on deposits).

23.1        Consent of Thacher Proffitt & Wood llp (included as part of Exhibits
            5.1 and 8.1) (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
23.2        Consent of Deloitte & Touche LLP.
24.1 Power of Attorney (included in the signature page of this registration statement).
25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of Dime Community Capital Trust I (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
25.2 Form T--l Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange debt securities of Dime Community Bancshares, Inc (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
25.3 Form T-l Statement of Eligibility of Wilmington Trust Company to act as trustee for the Dime Community Bancshares, Inc. Exchange Guarantee with respect to Exchange Capital Securities (incorporated by reference from the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 29, 2004 (Registration No. 333-117743)).
99.1        Form of Letter of Transmittal.
99.2        Form of Notice of Guaranteed Delivery.
99.3 Form of Exchange Agent Agreement of Dime Community Capital Trust I and Wilmington Trust Company.
99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5        Form of Client Letter.

ITEM 22. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

                  (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, referred to as the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15 of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (D) To supply by means of a post-effective amendment all information concerning a transaction, and the Registrant being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York in the State of New York, on August 26, 2004.

                                       DIME COMMUNITY BANCSHARES, INC.


                                       By: /s/ Vincent F. Palagiano
                                           -------------------------------------
                                            Vincent F. Palagiano
                                            Chairman of the Board and
                                                  Chief Executive Officer



                                       By:  /s/ Kenneth J. Mahon
                                           -------------------------------------
                                            Kenneth J. Mahon
                                            Executive Vice President and
                                                  Chief Financial Officer



                                       By: /s/ Vincent F. Palagiano
                                           -------------------------------------
                                            Vincent F. Palagiano
                                            Director



                                       By:  /s/ Michael P. Devine
                                           -------------------------------------
                                            Michael P. Devine
                                            Director



                                       By: /s/ Kenneth J. Mahon
                                           -------------------------------------
                                            Kenneth J. Mahon
                                            Director



                                       By:  /s/ Anthony Bergamo
                                           -------------------------------------
                                            Anthony Bergamo
                                            Director



                                       By:  /s/  George L. Clark, Jr.
                                           -------------------------------------
                                            George L. Clark, Jr.
                                            Director



                                       By: /s/ Steven D. Cohn
                                           -------------------------------------
                                            Steven D. Cohn
                                            Director

                                       By: /s/ Joseph H. Farrell
                                           -------------------------------------
                                            Joseph H. Farrell
                                            Director



                                       By: /s/ John J. Flynn
                                           -------------------------------------
                                            John J. Flynn
                                            Director



                                       By:  /s/ Louis V. Varone
                                           -------------------------------------
                                            Louis V. Varone
                                            Director



                                       By: /s/ Patrick E. Curtin
                                           -------------------------------------
                                            Patrick E. Curtin
                                            Director



                                       By:  /s/ Fred P. Fehrenbach
                                           -------------------------------------
                                            Fred P. Fehrenbach
                                            Director



                                       By:  /s/ Stanley Meisels
                                           -------------------------------------
                                            Stanley Meisels
                                            Director



                                       DIME COMMUNITY CAPITAL TRUST I


                                       By:  /s/ Kenneth J. Mahon
                                           -------------------------------------
                                            Kenneth J. Mahon
                                            Administrator



                                       By:  /s/ Michael Pucella
                                           -------------------------------------
                                            Michael Pucella
                                            Administrator



                                       By: /s/ Lance Bennett
                                           -------------------------------------
                                            Lance Bennett
                                            Administrator

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Dime Community Bancshares, Inc., do hereby severally constitute and appoint Lance Bennett our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any all instruments for us and in our names in the capacities indicated below which said person may deem necessary or advisable to enable Dime Community Bancshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-4, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this Registration Statement and any Rule 462(b) registration statement or amendments thereto; and we hereby ratify and confirm all that said person shall do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

NAME                                                           DATE


By: /s/ Vincent F. Palagiano                            August 26, 2004
    ----------------------------------------            ------------------------
     Vincent F. Palagiano
     Director, Chairman of the Board and
         Chief Executive Officer



By:  /s/ Kenneth J. Mahon                               August 26, 2004
    ----------------------------------------            ------------------------
     Kenneth J. Mahon
     Director, Executive Vice President and
         Chief Financial Officer





By: /s/ Michael P. Devine                               August 26, 2004
    ----------------------------------------            ------------------------
     Michael P. Devine
     Director




By: /s/ Anthony Bergamo                                 August 26, 2004
    ----------------------------------------            ------------------------
     Anthony Bergamo
     Director




By:  /s/ George L. Clark, Jr.                           August 26, 2004
    ----------------------------------------            ------------------------
     George L. Clark, Jr.
     Director




By:  /s/ Steven D. Cohn                                 August 26, 2004
    ----------------------------------------            ------------------------
     Steven D. Cohn
     Director

By: /s/ Joseph H. Farrell                               August 26, 2004
    ----------------------------------------            ------------------------
     Joseph H. Farrell
     Director




By:  /s/ John J. Flynn                                  August 26, 2004
    ----------------------------------------            ------------------------
     John J. Flynn
     Director




By:  /s/ Louis V. Varone                                August 26, 2004
    ----------------------------------------            ------------------------
     Louis V. Varone
     Director




By:  /s/ Patrick E. Curtin                              August 26, 2004
    ----------------------------------------            ------------------------
     Patrick E. Curtin
     Director




By: /s/ Fred P. Fehrenbach                              August 26, 2004
    ----------------------------------------            ------------------------
     Fred P. Fehrenbach
     Director




By:  /s/ Stanley Meisels                                August 26, 2004
    ----------------------------------------            ------------------------
     Stanley Meisels
     Director




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